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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Med Diversified, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

        The Board of Directors of Med Diversified, Inc., a Nevada corporation ("Med") is furnishing this proxy statement to you in connection with our annual meeting of stockholders which will be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03062, on December 6, 2002 at 10:00 a.m.

        This document gives you detailed information about the annual meeting, at which time stockholders will be asked to consider and to vote upon the (1) election of our directors and (2) ratification of our independent auditors.

        This document gives you detailed information about the annual meeting and the proposals you are being asked to consider and vote upon. You should read this document carefully. It is a proxy statement for Med for use at our annual meeting. The Board of Directors of Med strongly encourage you to vote "FOR" all the proposals presented in this proxy statement.

                      Sincerely,

                      Frank P. Magliochetti, Jr.
                       Chairman of the Board and Chief Executive Officer

The date of this proxy statement is November 6, 2002 and it is being mailed or otherwise delivered to stockholders on or about such date.

Med Diversified, Inc.
200 Brickstone Square, Suite 403
Andover, Massachusetts 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 6, 2002

To Our Stockholders:

        The annual meeting of stockholders of Med Diversified, Inc., a Nevada corporation ("Med") will be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire, 03062, on December 6, 2002 at 10:00 a.m.

        At our meeting, we will ask you to vote on the following matters:

        1.    Election of Directors. You will have the opportunity to elect five (5) members of the Board of Directors for a term of one year. The following are our nominees:

              Frank P. Magliochetti, Jr.
              John F. Andrews
              Donald H. Ayers
              Gregory J. Simms
              Richard J. Boudreau

        2.    Appointment of Auditors. You will be asked to ratify the selection of Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2003.

        3.    Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters too.

        If you were a stockholder as of the close of business on October 8, 2002, you are entitled to vote at this meeting.

        We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

        Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may revoke your proxy and vote your shares in person.

                      By order of the Board of Directors,

                      Edwin A. Reilly
                       Executive Vice President and Secretary

Dated: November 6, 2002

GENERAL INFORMATION	1
Why Did You Send Me This Proxy Statement?	1
What Constitutes a Quorum?	1
What Vote Is Required for Each Proposal?	1
What Are the Recommendations of the Board of Directors?	2
How Many Votes Do I Have?	2
How Many Shares of Stock Are Outstanding?	2
How Do I Vote by Proxy?	2
Can I Change My Vote After I Return My Proxy Card?	2
How Will Med Executive Officers and Directors Vote?	3
What Are the Costs of Solicitation of Proxies?	3
Will There Be Any Other Matters Considered at the Annual Meeting?	3
EXECUTIVE OFFICERS AND DIRECTORS	4
Who Are Our Executive Officers and Directors?	4
What is the Background of Our Executive Officers and Directors?	4
What Are the Responsibilities of Our Board of Directors and Committees?	7
Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements during the fiscal year ended March 31, 2002?	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
What is the Beneficial Ownership of Our Common Stock of Our Greater Than 5% Stockholders?	10
What is the Beneficial Ownership of Our Common Stock and Stock of Our Executive Officers and Directors?	12
EXECUTIVE AND DIRECTOR COMPENSATION	14
How Do We Compensate Our Directors?	14
How Do We Compensate Our Executive Officers?	14
CERTAIN RELATIONSHIPS	23
What Relationships Exist Between Med and Entities with which any Director or Officer is Affiliated? What is the nature of those Relationships?	23
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS	26
PROPOSAL 1: ELECTION OF DIRECTORS	26
PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	27
STOCKHOLDER PROPOSALS	29
VOTING SECURITIES	29
OTHER BUSINESS	29
WHERE YOU CAN FIND MORE INFORMATION	29

Med Diversified, Inc.
200 Brickstone Square, Suite 403
Andover, Massachusetts 01810

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 6, 2002

GENERAL INFORMATION

        This proxy statement contains information about Med's annual meeting of stockholders to be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03062, on December 6, 2002 at 10:00 a.m. and at any postponements or adjournments of the meeting.

Why Did You Send Me This Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at Med's annual meeting of stockholders.

        This proxy statement summarizes information that you need to know in order to cast an informed vote. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about November 6, 2002 to all stockholders entitled to vote. The record date for those entitled to vote is October 8, 2002. On October 8, 2002, there were 148,661,526 shares of our Common Stock outstanding.

        Our Annual Report for the fiscal year ended March 31, 2002 on Form 10-K, as filed with the Securities and Exchange Commission (the "SEC"), accompanies this proxy statement.

What Constitutes a Quorum?

        To establish a quorum at the annual meeting, a majority of the shares of our Common Stock outstanding on the record date must be present either in person or by proxy. Med will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

What Vote Is Required for Each Proposal?

  •
  Proposal 1: Election of Directors.  The five (5) nominees for director who receive the most votes cast by holders of our Common Stock outstanding on October 8, 2002, will be elected. So, if you do not vote for a particular nominee or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the elections of directors. If you hold your shares in "street name" and you fail to instruct your broker or nominee as to how to vote your shares, your broker may, in its discretion, vote your shares "FOR" the election of the Board of Directors' nominees.

  •
  Proposal 2: Ratification of Auditors.  Stockholder ratification of the selection of Brown & Brown, LLP as Med's independent auditors is not required. However, we are submitting the selection of Brown & Brown, LLP to you for ratification as a matter of good corporate practice. If you hold your shares in "street name" and you fail to instruct your broker or nominee as to how to vote your shares, your broker may, in its discretion, vote your shares "FOR" approval of this proposal. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted "AGAINST" this proposal. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Brown & Brown, LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would be in the best interests of Med and its stockholders.

What Are the Recommendations of the Board of Directors?

        The Board of Directors of Med has unanimously approved the proposals we are submitting to you:

  •
  election of each of the named nominees for director; and

  •
  appointment of Brown & Brown, LLP as our independent auditors.

        The Board of Directors also recommends a vote "FOR" the five (5) nominees for director, and "FOR" ratification of Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2003.

How Many Votes Do I Have?

        Each share of our Common Stock that you own entitles you to one (1) vote on each proposal. The proxy card indicates the number of shares of our Common Stock that you own.

How Many Shares of Stock Are Outstanding?

        As of October 8, 2002, there were 148,661,526 shares of our Common Stock outstanding.

How Do I Vote by Proxy?

        Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote in person at the meeting.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of each of the five (5) nominees for director;

  •
  "FOR" ratification of Brown & Brown, LLP as Med's independent auditors; and

  •
  in the discretion of the proxy holder as to any other matter that may properly come before the meeting. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Can I Change My Vote After I Return My Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

  •
  you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of Med prior to the meeting, or

  •
  you attend the meeting and vote in person. Your presence at the meeting will not revoke your proxy unless and until you vote in person.

        However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How Will Med Executive Officers and Directors Vote?

        On the record date of October 8, 2002, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 22,167,750 shares of our Common Stock or approximately 14.91% of the shares of our Common Stock. We currently expect that such officers and directors will vote all of their shares in favor of each of the nominees for director and ratification of Brown & Brown, LLP as our auditors.

What Are the Costs of Solicitation of Proxies?

        We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, Med directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Will There Be Any Other Matters Considered at the Annual Meeting?

        We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

EXECUTIVE OFFICERS AND DIRECTORS

Who Are Our Executive Officers and Directors?

        The following table sets forth certain information regarding our executive officers, key employees and directors as of October 15, 2002.

Directors and Executive Officers

Name	Age	Position held with Med
Frank P. Magliochetti, Jr.	45	Chairman of the Board, Chief Executive Officer
John F. Andrews	48	Director
Donald H. Ayers	66	Director
Richard J. Boudreau	45	Director
Gregory J. Simms	49	Director
Alexander H. Bromley	36	Vice President and General Counsel
Edwin A. Reilly	56	Executive Vice President, Administration and Human Resources and Secretary
Judith Rooney, R.N.	46	Vice President of Compliance
Stephen J. Savitsky	56	Chief Executive Officer of Tender Loving Care*
David Savitsky	54	Vice Chairman, Government Affairs of Tender Loving Care*
James A. Shanahan, III	45	Vice President of Finance and Accounting and Corporate Controller

*
Tender Loving Care is a wholly owned subsidiary of Med.

What is the Background of Our Executive Officers and Directors?

        FRANK P. MAGLIOCHETTI, JR. has served as our chief executive officer and chairman of the board since October 6, 2001. From August 6, 2001 to July 30, 2002, he served as our president. From August 6, 2001 to October 6, 2001, he served as our co-chief executive and vice chairman of the board. Mr. Magliochetti was the chairman, chief executive officer and president of Chartwell Diversified Services, Inc. from September 2000 to August 2001. Mr. Magliochetti's prior positions were president of Home Medical of America from 1999 to 2000, chief operating officer of Nations Healthcare from 1997 to 1999 and president of Chartwell Home Therapies from 1995 to 1997. He has served in the health care industry for 20 years, including senior executive management positions with Haemonetics Corporation and Kontron Instruments. Mr. Magliochetti holds an A.M.P. from Harvard Graduate School of Business, an executive M.B.A. from Suffolk University, and a B.S. in pharmacy from Northeastern University.

        JOHN F. ANDREWS has served as a member of our Board of Directors since January 1999. Mr. Andrews served as the chief executive officer for Op40, Inc from November 2001 to October 2002. Mr. Andrews served as our chairman of the board from January 1999 to October 2001 and as our co-chief executive officer from August 2001 to October 2001. He acted as our sole chief executive officer and president from January 1999 to August 2001. Mr. Andrews served as chief executive officer of Sanga International from April 1998 until July 1999. During November 1999, Sanga International filed for protection pursuant to Chapter 11 of the Uniform Bankruptcy Code in Los Angeles, California. Prior to joining Sanga International, Mr. Andrews was chief information officer of CSX Corporation and chief executive officer of CSX Technology from April 1993 to April 1998. Mr. Andrews was vice president and general manager of GTE Health Systems from 1991 to 1993. Mr. Andrews also served as vice president and general manager at several other business units at GTE and held positions in information technology, finance, marketing and field operations. Mr. Andrews earned his M.B.A. from the University of Puget Sound in Seattle and his B.S. in business administration from Whitworth College.

        DONALD H. AYERS has served as a member of our Board of Directors since July 2000. From January 1991 through his retirement on June 30, 2001, Mr. Ayers served as vice chairman, chief operating officer and a director of National Century Financial Enterprises, Inc. ("NCFE"), a significant stockholder of Med. Mr. Ayers has 32 years of experience in the health care industry. In 1990, Mr. Ayers founded Falcon Receivable Systems, Inc., a company that was merged into a subsidiary of NCFE in December 1996. Previously, Mr. Ayers served as president of two private health care management companies for ten years and president of Grant Medical Center & Affiliates in Columbus, Ohio, for 13 years. Mr. Ayers holds a B.S. in education and psychology from Muskingum College in New Concord, Ohio, and an M.B.A. in health care management from George Washington University.

        RICHARD J. BOUDREAU has served as a member of our Board of Directors since September 2002. Since February 2001, he has been founding and managing partner of Massachusetts-based Boudreau & Associates, LLC, a law firm specializing in debt restructuring. Since April 2002, he has also served as founder and principal of Cypress Capital Partners, LLC, which raises and manages funds to purchase debt instruments. He is also an officer and director of Boudreau & Associates Consulting, Inc., which assists numerous health care providers in the collection of their outstanding claims. Previous to his current positions, Mr. Boudreau founded and served as managing partner of the Massachusetts-based law firm Boudreau, Mitchell & Davis from 1990 to 2002. He has a J.D. from New England School of Law and B.S. degrees from Boston University and Massachusetts Maritime Academy. He has been a member of the Massachusetts Bar since 1987.

        GREGORY J. SIMMS has served as a member of our Board of Directors since September 2002. Mr. Simms has over 20 years of experience in sales and marketing in the technology and medical industries. Since April 2001, he has served as vice president of sales and marketing for Vision2Reality, a software company providing business performance management and strategy execution solutions. In this role, he helped create the company's signature software, known as Vision2Change, and he developed the business plan to market and sell this software. From 1999 to 2002, he held consecutive positions as vice president of sales and business-development for the Illinois-based software company Oar, Inc., and as vice president of business development for docHarbor, a Virginia-based ASP start-up company. From 1987 to 1999, he worked as vice president of sales and marketing for Omega Corporation, an Illinois-based information technology company. Mr. Simms has an M.B.A. from Northern Illinois University and a B.S. from Western Illinois University.

        ALEXANDER H. BROMLEY has served as our vice president and general counsel since May 2002. From 1999 to 2002, he worked at Manatt, Phelps & Phillips, LLP, a law firm based in Los Angeles. From 1996 to 1999, he worked at McDermott, Will & Emery, also a law firm based in Los Angeles. He is a member of the State Bar of California; his application to the Bar of the Commonwealth of Massachusetts is pending. Mr. Bromley has a J.D. from Columbia University School of Law where he served as executive notes editor for the Columbia/VLA Journal of Law and the Arts and as both judge and editor for Foundation Moot Court. He holds a B.F.A. from New York University, where he graduated as a University Honors Scholar.

        EDWIN A. REILLY has served as our executive vice president of administration and human resources since August 6, 2001, and as secretary since October 6, 2001. Previously, Mr. Reilly served as executive vice president of administration and human resources for Chartwell Diversified Services, Inc. from September 2000 to August 2001. He was formerly vice president of human resources for Home Medical of America from 1999 to 2000 and has held senior human resources positions for the past 20 years. As vice president of human resources for Serono Laboratories, Inc. from 1985 to 1999, Mr. Reilly was responsible for all human resources activities for North and South America. Prior to that, he served as vice president of human resources for the International Health Care Group of

Revlon, Inc. from 1968 to 1985 and was responsible for all human resources activity worldwide. Mr. Reilly holds a B.S. in economics from Fordham University and an M.B.A. in corporate finance from New York University.

        JUDITH ROONEY, R.N. has served as our vice president of compliance since August 6, 2001. Previously, Ms. Rooney served as vice president of compliance for Chartwell Diversified Services, Inc. from September 2000 to August 2001. She was formerly the director of compliance and regulatory affairs for Home Medical of America, Inc. as well as the regional clinical manager for the eastern locations. Ms. Rooney has an extensive background in the area of corporate compliance and regulation, including health care licensure requirements, corporate compliance program generation and implementation, fraud and abuse detection and prevention, and maintenance of billing integrity. Ms. Rooney's professional history includes clinical management and administration specializing in the fields of hospital practice, home infusion nursing, pharmacy, RT/DME and certified home health. Positions held over the years include clinical instructor at Rensselear Co. Vocational Training; clinical supervisor at Saratoga Hospital; infusion nurse specialist at Visiting Nurse Association in Albany, New York; and ICU in-service trainer at Albany Memorial Hospital. She holds an active membership with the Healthcare Compliance Association and serves as the current HCCA liaison for the eastern region. Ms. Rooney earned a B.S.N. from Russell Sage College and an A.A.S. in nursing from Maria College, and she is currently pursuing a M.B.A./M.S.N. from Sage Graduate School.

        STEPHEN J. SAVITSKY has served as chief executive officer of Tender Loving Care ("TLC"), a nationwide provider of home health care services, since 1978. Mr. Savitsky founded the company and took it public in 1983. Med acquired TLC in December 2001. Mr. Savitsky has delivered addresses at over 50 health care and financial conferences, including Managed Care Congress, Smith Barney, Bear Stearns, Nat West, Robertson Stephens and Wheat Butcher Singer. In the education industry, Mr. Savitsky is known as the founder of Learning Well, a provider of supplementary reading materials for grades K through 12. He has written, designed and created over 50 educational products that are used in English-speaking countries across the globe. Mr. Savitsky holds an M.B.A. in finance and marketing from Baruch School of Business and a B.A. in economics from Yeshiva University.

        DAVID SAVITSKY has served as vice chairman of government relations for Tender Loving Care ("TLC") since 1999. Mr. Savitsky co-founded TLC in 1978 and served as the company's secretary, treasurer and director from 1978 to 2001. He acted as president of TLC from 1998 to 1999, chief operating officer from 1991 to 1998 and executive vice president from 1987 to 1998. Mr. Savitsky is an executive board member of the American Association for Homecare and has previously served as both its chairman and vice chairman. He also chaired the Home Health Services & Staffing Association (HHSSA) from 1994 to 2000. Mr. Savitsky holds a bachelor's degree in history from Yeshiva University.

        JAMES A. SHANAHAN, III has served as our vice president of finance and accounting and corporate controller since August 2002. Mr. Shanahan joined Med in August 2001 and was promoted to our corporate controller in October of the same year. From 1995 to 2001, he held various finance positions with Watts Industries, Inc., a multinational manufacturing and distribution enterprise based in North Andover, MA. From 1992 to 1995, he held the role of senior manager with Arthur Andersen LLP, focusing on tax planning for multi-national clients. Previously, he held various financial roles at multinational manufacturing and services organizations. Mr. Shanahan holds a B.A. in history from Oberlin College, an M.B.A. from Cornell University, Johnson Graduate School of Management, and an M.S. degree in taxation from Bentley College. He is a member of the American Institute of Certified Public Accountants, the Tax Executives Institute, and the New Hampshire Society of Certified Public Accountants.

What Are the Responsibilities of Our Board of Directors and Committees?

        The Board of Directors oversees our business and affairs. During the fiscal year ended March 31, 2002, the Board of Directors held a total of five (5) regular meetings and twenty one (21) special meetings. All of the persons who were directors of Med during the fiscal year ended March 31, 2002 attended at least seventy-five percent (75%) of the aggregate of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board on which they served during the fiscal year except for Mr. Masood Jabbar, who served as one of our directors until July 2001, and Dr. Sam J.W. Romeo, who served as one of our directors until January 2002. Each of Mr. Jabbar and Dr. Romeo attended less than seventy-five percent (75%) of the total Board meetings held during the time that each served as a director during the fiscal year ended March 31, 2002.

        The Board of Directors also has two designated committees, a compensation committee and an audit committee. During the fiscal year ended March 31, 2002, the Board of Directors acted as the Audit Committee. There is no nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in our bylaws.

  Compensation Committee

        The Compensation Committee's responsibilities are to make determinations with respect to salaries and bonuses payable to executive officers and to administer stock option plans. The sole member of the Compensation Committee is Donald H. Ayers. During the fiscal year ended March 31, 2002, the compensation committee held one (1) formal meeting.

  Audit Committee

        The Audit Committee's designated responsibilities are to assist the Board of Directors in fulfilling its oversight responsibilities as it relates to our corporate accounting policies, our system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board of Directors have established, our compliance with applicable laws and regulations, and the quality and integrity of our financial reporting and financial disclosure. During the fiscal year ended March 31, 2002, the Board of Directors acted as the Audit Committee. From April 2002 through June 2002, we had three independent members of our Board of Directors who served as the members of our Audit Committee. As of July 2002, the three independent members of our Board of Directors resigned. From July 2002 through October 2002, the Board of Directors acted as the Audit Committee. On October 8, 2002, Richard J. Boudreau and Gregory J. Simms, the two independent members of our Board of Directors, were appointed as the members of the Audit Committee. The Audit Committee adopted a charter in May 2000, a copy of which was included as an exhibit to our proxy statement for the annual stockholders meeting held on December 27, 2001. During the fiscal year ended March 31, 2002, the Board of Directors acting as the Audit Committee held two (2) formal meetings.

Report of Board of Directors with respect to the Audit Committee

        The following Report of the Board of Directors with respect to the Audit Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of Med under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Med specifically incorporates this report by reference in any of those filings.

        The Audit Committee is designated to oversee our financial reporting process on behalf of the Board of Directors; however, during the fiscal year ended March 31, 2002, the Board of Directors fulfilled the responsibilities of the Audit Committee as designated in our Audit Committee Charter. The Audit Committee Charter was initially adopted by the Board of Directors in May 2000. This report reviews the actions taken and to be taken by the Board of Directors with regard to our financial reporting process during the fiscal year ended March 31, 2002 and particularly with regard to our audited consolidated financial statements as of March 31, 2002. The Board of Directors held two (2) formal meetings for the purpose of fulfilling the designated duties of the Audit Committee. There were no independent members of the Board of Directors and therefore there were no independent members of the acting Audit Committee, as that term is defined by the National Association of Securities Dealers, Inc. during the entire fiscal year ended March 31, 2002.

        Our management has primary responsibility for our financial statements and reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is designated to oversee these processes and recommend annually to the Board of Directors the accountants to serve as our independent auditors for the coming fiscal year.

        The Audit Committee is designated to implement procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. During the fiscal year ended March 31, 2002, the Board of Directors fulfilled those duties.

        In fulfilling these oversight responsibilities, the Board of Directors intends to review and discuss with management the audited financial statements to be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Board of Directors also intends to review with our independent auditors, Brown & Brown, LLP, their judgments as to the our use of current accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. The Board of Directors anticipates receipt from the independent auditors, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and us and our related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of us. In addition, the Board of Directors intends to discuss with Brown & Brown, LLP their independence from our management and us, including the matters in the written disclosures required of Brown & Brown, LLP by Independence Standards Board Standard No. 1. The Board of Directors also intends to consider whether the provision of services during the fiscal year ended March 31, 2002 by Brown & Brown, LLP that were unrelated to their audit of the financial statements referred to above is compatible with maintaining Brown & Brown, LLP's independence.

        Additionally, the Board of Directors intends to discuss with our independent auditors the overall scope and plan for their audit. The Board of Directors intends to meet with the independent auditors to discuss the results of their examinations and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Board of Directors will make a recommendation as to whether the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission. The Board of Directors recommended that we retain Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2003.

                      THE BOARD OF DIRECTORS

                      Frank P. Magliochetti, Jr.
                      John F. Andrews
                      Donald H. Ayers
                      Richard J. Boudreau
                      Gregory J. Simms

Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements during the fiscal year ended March 31, 2002?

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our equity securities, to file reports of ownership and reports of changes in ownership of our Common Stock with the SEC. The SEC requires officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all Section 16(a) forms they file.

        To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all Section 16(a) filing requirements were complied with during the fiscal year ended March 31, 2002, except for Donald H. Ayers, Frank P. Magliochetti, Jr., George A. Kuselias, Edwin A. Reilly, and Michael A. Rusnak who did not file such forms in a timely manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

What is the Beneficial Ownership of Our Common Stock of Our Greater Than 5% Stockholders?

        As of September 30, 2002, the following were the only stockholders of Med known to management to beneficially own more than 5% of our Common Stock except for Frank P. Magliochetti, Jr. and Donald H. Ayers whose beneficial ownership is reported on page 12 under "What is the Beneficial Ownership of Our Common Stock of Our Executive Officers and Directors?" "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you beneficially own our Common Stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock. Percentage of beneficial ownership is based on 148,661,526 shares of our Common Stock outstanding as of September 30, 2002.

		Amount and Nature of Beneficial Ownership (1)
Title of Class	Name and Address of Beneficial Owner	Shares Owned	Underlying Options/Warrants	Percent of Class (2)
Common	Lance Poulsen (3) 18501 Murdock Circle, Suite 302 Port Charlotte, Florida 33948	12,056,500	—	8.11%
Common	Barbara Poulsen (4) 18501 Murdock Circle, Suite 302 Port Charlotte, Florida 33948	12,052,500	—	8.11%
Common	FLOHAZ Partners, LLC 18501 Murdock Circle, Suite 302 Port Charlotte, Florida 33948	10,000,000	—	6.73%
Common	Ayers, LLC (5) 6051 Memorial Drive Dublin, Ohio 43017	9,809,500	696,960	7.03%
Common	Rebecca Parrett (6) 23150 N. Pima Road, Suite 2A Scottsdale, Arizona 85255	9,722,500	—	6.54%
Common	Cheyenne-Blaze, LLC (7) 23150 N. Pima Road, Suite 2A Scottsdale, Arizona 85255	9,302,500	696,960	6.69%

(1)
The numbers shown include the shares of our Common Stock actually owned as of September 30, 2002 and the underlying options and warrants representing shares that the person has the right or will have the right to acquire within 60 days of September 30, 2002.

(2)
In calculating the percentage of ownership, all shares of our Common Stock that the identified person will have the right to acquire within 60 days of September 30, 2002 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of our Common Stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of our Common Stock owned by any other person.

(3)
Includes 7,056,500 shares held by Mr. Poulsen and 5,000,000 shares held by a limited liability company, the sole member of which is a general partnership owned equally by Mr. Poulsen and his wife, Barbara Poulsen. Does not include 7,052,500 shares held by Mrs. Poulsen, 10,000,000 shares held by FLOHAZ Partners, LLC, of which Mr. Poulsen is a 25% owner and member, 368,000 shares held by Healthcare Capital, LLC, of which Mr. Poulsen is a 25% owner and member, nor 5,698,700 shares held by National Century Financial Enterprises, Inc., of which Mr. Poulsen is a shareholder owning approximately thirty-nine percent (39%), director, president and chief executive officer. Mr. Poulsen disclaims beneficial ownership of shares held by Mrs. Poulsen, FLOHAZ Partners, LLC, Healthcare Capital, LLC and National Century Financial Enterprises, Inc.

(4)
Includes 7,052,500 shares held by Mrs. Poulsen and 5,000,000 shares held by a limited liability company, the sole member of which is a general partnership owned equally by Mrs. Poulsen and her husband, Lance Poulsen. Does not include 7,056,500 shares held by Mr. Poulsen, 10,000,000 shares held by FLOHAZ Partners, LLC, of which Mrs. Poulsen is a 25% owner and member, 368,000 shares held by Healthcare Capital, LLC, of which Mrs. Poulsen is a 25% owner and member, nor 5,698,700 shares held by National Century Financial Enterprises, Inc., of which Mrs. Poulsen is a director. Mrs. Poulsen disclaims beneficial ownership of shares held by Mr. Poulsen, FLOHAZ Partners, LLC, Healthcare Capital, LLC and National Century Financial Enterprises, Inc.

(5)
Includes 696,960 shares underlying warrants granted to Ayers, LLC exercisable within 60 days of September 30, 2002. Does not include 2,787,840 shares underlying warrants granted to Ayers, LLC which are subject to a vesting schedule because this portion of the warrants have not vested nor are exercisable not will vest nor will be exercisable within 60 days of September 30, 2002.

(6)
Includes 420,000 shares held by Ms. Parrett and 9,302,500 shares held by Cheyenne-Blaze, LLC, of which its sole member is a trust of which Ms. Parrett is the sole trustee. Does not include 10,000,000 shares held by FLOHAZ Partners, LLC, of which Ms. Parrett is a 25% owner and member, 368,000 shares held by Healthcare Capital, LLC, of which Ms. Parrett is a 25% owner and member, nor 5,698,700 shares held by National Century Financial Enterprises, Inc., of which Ms. Parrett is a shareholder owning approximately eighteen percent (18%) and director. Ms. Parrett disclaims beneficial ownership of shares held by FLOHAZ Partners, LLC, Healthcare Capital, LLC and National Century Financial Enterprises, Inc.

(7)
Includes 696,960 shares underlying warrants granted to Cheyenne-Blaze, LLC exercisable within 60 days of September 30, 2002. Does not include 2,787,840 shares underlying warrants granted to Cheyenne-Blaze, LLC which are subject to a vesting schedule because this portion of the warrants have not vested nor are exercisable not will vest nor will be exercisable within 60 days of September 30, 2002.

What is the Beneficial Ownership of Our Common Stock of Our Executive Officers and Directors?

        The following table sets forth information, as of September 30, 2002, regarding the shares of our Common Stock beneficially owned by each of our directors, nominees, executive officers and "Named Executive Officers" for the fiscal year ended March 31, 2002 (as defined on page 14 under "EXECUTIVE AND DIRECTOR COMPENSATION—How Do We Compensate Our Executive Officers?"), as well as all directors and executive officers as a group. Except as noted, we believe each person has sole voting and investment power with respect to the shares shown subject to applicable community property laws. Percentage of beneficial ownership is based on 148,661,526 shares of our Common Stock outstanding as of September 30, 2002.

		Amount and Nature of Beneficial Ownership(2)
Title of Class	Name and Address of Beneficial Owner(1)	Shares Owned	Underlying Options/ Warrants	Percent of Class(3)
Common	Frank P. Magliochetti, Jr. (4)	11,493,750	400,000	7.98%
Common	George A. Kuselias (5)	600,000	0	*
Common	Stephen Savitsky (6)	0	6,000,000	3.88%
Common	Dale Clift (7)	0	2,400,000	1.59%
Common	David Savitsky (8)	0	2,400,000	1.59%
Common	Edwin A. Reilly (9)	850,000	20,000	*
Common	Alexander H. Bromley	0	0	*
Common	Judith Rooney, R.N. (10)	0	12,500	*
Common	John F. Andrews (11)	0	4,575,000	2.99%
Common	Donald H. Ayers (12)	9,814,500	946,960	7.19%
Common	Richard J. Boudreau	4,500	0	*
Common	Gregory J. Simms	0	0	*
Common	James A. Shanahan, III (13)	5,000	12,500	*
Common	All Directors and Officers as a Group (14)	22,167,750	14,366,960	22.41%

*
Less than one percent of the outstanding shares of our Common Stock.

(1)
Each director and officer, except as noted, may be reached through our principal executive offices, which are at 200 Brickstone Square, Suite 403, Andover, MA 01810.

(2)
The numbers shown include the shares of our Common Stock actually owned as of September 30, 2002 and the underlying options and warrants representing shares that the person has the right or will have the right to acquire within 60 days of September 30, 2002.

(3)
In calculating the percentage of ownership, all shares of our Common Stock that the identified person will have the right to acquire within 60 days of September 30, 2002, upon the exercise of options and warrants are deemed to be outstanding for the purposes of computing the percentage of shares of our Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of our Common Stock owned by any other person.

(4)
Includes (a) 5,000,000 shares that were issued to Mr. Magliochetti upon exercise of options that are subject to a three year repurchase option granted to Med with respect to any options, or shares issued upon exercise of the options, deemed unvested pursuant to the three year vesting schedule, as further described on page 18 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements," of which 3,000,000 shares are deemed to be unvested within 60 days of September 30, 2002, and therefore, subject to the repurchase option; (b) 400,000 shares underlying warrants held by Mr. Magliochetti exercisable within 60 days of

  September 30, 2002. Does not include 1,600,000 shares underlying warrants held by Mr. Magliochetti subject to a vesting schedule because this portion of the warrants has not vested nor are exercisable nor will vest nor will be exercisable within 60 days of September 30, 2002.

(5)
Mr. Kuselias' employment terminated on August 2, 2002.

(6)
Includes 6,000,000 shares underlying warrants held by Mr. S. Savitsky exercisable within 60 days of September 30, 2002.

(7)
Includes 2,400,000 shares underlying warrants held by Mr. Clift exercisable within 60 days of September 30, 2002. February 27, 2002 was the termination date of Mr. Clift as President and Chief Operating Officer of TLC.

(8)
Includes 2,400,000 shares underlying warrants held by Mr. D. Savitsky exercisable within 60 days of September 30, 2002.

(9)
Includes 20,000 shares underlying warrants exercisable within 60 days of September 30, 2002. Does not include 80,000 shares underlying warrants held by Mr. Reilly subject to a vesting schedule because this portion of the warrants has not vested nor are exercisable nor will vest nor will be exercisable within 60 days of September 30, 2002.

(10)
Does not include 37,500 shares underlying stock options that were granted to Ms. Rooney pursuant to a vesting schedule because this portion of the stock has not vested nor are exercisable nor will vest nor will be exercisable within 60 days of September 30, 2002.

(11)
Includes 4,575,000 shares underlying warrants held by Mr. Andrews exercisable within 60 days of September 30, 2002.

(12)
Includes 5,000 shares held by Mr. Ayers and 250,000 shares underlying warrants held by Mr. Ayers. Also includes 9,809,500 shares held by Ayers, LLC, of which Mr. Ayers is the sole member, and the underlying options and warrants representing shares that the Ayers, LLC has the right or will have the right to acquire within 60 days of September 30, 2002. Does not include 368,000 shares held by Healthcare Capital LLC, of which Mr. Ayers is a 25% owner and member, 5,698,700 shares held by National Century Financial Enterprises, Inc., of which Mr. Ayers is a shareholder owning approximately eighteen percent (18%) and director, nor 1,075,000 shares held in an irrevocable trust for the benefit of Mr. Ayers' wife and for which she is the sole trustee and beneficiary. Mr. Ayers disclaims beneficial ownership of the shares held by Healthcare Capital LLC, National Century Financial Enterprises, Inc. and Mrs. Ayers' trust.

(13)
Includes 5,000 shares held of record by Mr. Shanahan. However, this does not include 37,500 shares underlying stock options that were granted to Mr. Shanahan pursuant to a vesting schedule because this portion of the stock has not vested nor are exercisable nor will vest nor will be exercisable within 60 days of September 30, 2002.

(14)
Includes 6,250,000 shares underlying stock options and warrants, 9,809,500 shares held by Ayers LLC, of which Mr. Ayers is the sole member. Does not include shares beneficially owned by Mr. Clift and Mr. Kuselias, who were included in the table because they are each deemed to be a "Named Executive Officer" for the fiscal year ended March 31, 2002; however Mr. Clift and Mr. Kuselias are no longer executive officers of TLC or Med, respectively.

EXECUTIVE AND DIRECTOR COMPENSATION

How Do We Compensate Our Directors?

        Directors who are employees of Med do not receive any additional compensation for serving as members of our Board of Directors.

        Non-employee directors are eligible to participate in our 1999 Stock Compensation Plan and our 2000 Nonqualified Stock Option and Stock Bonus Plan. Upon initial acceptance to the Board of Directors, our non-employee directors are granted stock options to purchase 20,000 shares of our Common Stock. The directors receive an additional 10,000 options each year they are re-elected to the Board of Directors. The options are priced at market based on the grant date and vest over a four year period. In addition, each non-employee director receives a $2,000 stipend per meeting to cover travel expenses.

        On February 25, 2002, Mr. Ayers was granted options to purchase 10,000 shares of our Common Stock at $0.72 per share. On February 25, 2002, Mr. John H. Derby, III and J. Dale Sherratt who served as Directors from February 2002 to July 2002 were granted options to purchase 20,000 shares of our Common Stock at $0.72 per share. On February 25, 2002, Mr. John F. Andrews was granted options to purchase 20,000 shares of our Common Stock at $0.72 per share.

How Do We Compensate Our Executive Officers?

        The following table sets forth certain information concerning the executive compensation our Chief Executive Officer and five (5) other most highly compensated executive officers whose cash salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended March 31, 2002, 2001, and 2000.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award(s)($)	Securities Underlying Options/ SARs* (#)	LTIP** Payouts($)	All Other Compensation ($)
Frank Magliochetti (1) Chairman & CEO	2002 2001 2000	386,922 — —	582,329 — —	45,350 — —	— — —	— — —	— — —	— — —
John Andrews (2)	2002 2001 2000	314,029 500,000 125,000	— 18,786 540,104	405,203 — —	— — —	— — —	— — —	— — —
Stephen Savitsky (3) CEO, TLC	2002 2001 2000	198,905 — —	6,000,000 — —	4,015 — —	— — —	— — —	— — —	— — —
Dale Clift (4) President and COO, TLC	2002 2001 2000	137,500 — —	2,500,000 — —	57,416 — —	— — —	— — —	— — —	— — —
David Savitsky (5) Vice Chairman of TLC Government Relations	2002 2001 2000	41,940 — —	3,000,000 — —	177 — —	— — —	— — —	— — —	— — —
George A. Kuselias (6) CFO	2002 2001 2000	192,533 — —	770,067 — —	224,000 — —	— — —	— — —	— — —	— — —
Edwin A. Reilly (7) Exec. VP Administration and Human Resources	2002 2001 2000	135,882 — —	770,067 — —	224,000 — —	— — —	— — —	— — —	— — —

*
SAR stands for "Stock Appreciation Rights" and refers to SARs payable in cash or stock, including SARs payable in cash or stock at the election of Med or the named executives.

**
LTIP stands for "Long-Term Incentive Plan" and refers to any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of Med or an affiliate, Med's stock price, or any other measure, but excluding restricted stock, stock options and SAR Plans.

(1)
Mr. Magliochetti was appointed Co-CEO, President and Vice Chairman of the Board on August 6, 2001. On October 6, 2001, Mr. Magliochetti was appointed as Chief Executive Officer and Chairman of the Board. The "Other Annual Compensation" amount for Mr. Magliochetti includes payments made by Med for an automobile lease, and membership fees for a club pursuant to Mr. Magliochetti's employment agreement.

(2)
Mr. Andrews served as CEO and Chairman of the Board from January 1999 to August 6, 2001. Mr. Andrews served as Co-CEO and Chairman of the Board from August 6, 2001 to October 6, 2001; however, he remains a member of the Board of Directors and a consultant to Med. The salary and bonus included in this table reflect Mr. Andrews' compensation during his tenure as CEO and Co-CEO. The "Other Annual Compensation" amount represents compensation that Mr. Andrews received during the fiscal year ended March 31, 2002 for consulting services pursuant to the Termination and Consulting Agreement, as amended, entered into by and between Mr. Andrews and Med and payments made by Med for legal and professional fees on behalf of Mr. Andrews.

(3)
Mr. S. Savitsky is CEO of TLC, a wholly owned subsidiary of Med, which was acquired on November 27, 2001. Mr. Savitsky's compensation represents his salary and bonus as of the date of our acquisition of TLC through the end of the fiscal year ended March 31, 2002. The "Bonus" amount represents signing bonus and additional payment, as further described on page 19 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements."

(4)
Mr. Clift served as President and COO of TLC, a wholly owned subsidiary of Med, which was acquired on November 27, 2001, from the acquisition date until Mr. Clift's termination date, February 27, 2002. Mr. Clift's compensation represents his salary and bonus as of the date of our acquisition of TLC through February 27, 2002. The "Bonus" amount represents signing bonus and additional payment, as further described on page 19 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements." The "Other Annual Compensation" column amount represents severance payments to Mr. Clift.

(5)
Mr. D. Savitsky is the Vice Chairman of Government Relations of TLC, a wholly owned subsidiary of Med, which was acquired on November 27, 2001. Mr. Savitsky's compensation represents his salary and bonus as of the date of our acquisition of TLC through the end of the fiscal year ended March 31, 2002. The "Bonus" amount represents signing bonus and additional payment, as further described on page 19 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements."

(6)
Mr. Kuselias' employment terminated on August 2, 2002.

(7)
Mr. Reilly is Executive Vice President of Administration and Human Resources of Med. The "Other Annual Compensation" amount for Mr. Reilly includes the value of options granted to Mr. Reilly and a car allowance.

Option Grants

        The following table provides information on stock options granted to our Named Executive Officers during the fiscal year ended March 31, 2002.

Options Granted During Fiscal Year Ended March 31, 2002

	Individual Grants
Name	Number of Shares Underlying Options Granted (#)		% of Total Options Granted to Employees in the Fiscal Year	Exercise Price Per Share ($/ Share)	Grant Date Present Value ($)		Expiration Date
Frank P. Magliochetti, Jr.	5,000,000	(1)	42.2%	.001	6,650,000	(2)	8/6/11	(3)
George Kuselias	300,000		2.5%	0	216,000	(4)	2/25/12
Edwin A. Reilly	300,000		2.5%	0	216,000	(4)	2/25/12

(1)
As further described on page 18 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements", on August 6, 2001, Mr. Magliochetti was granted 5,000,000 options to purchase shares of our Common Stock, exercisable at $0.001 subject to (a) a three year vesting schedule and (b) a three year repurchase option granted to Med under which Med may purchase all or any portion of the shares issued to Mr. Magliochetti upon his exercise of the unvested portion pursuant to an early exercise provision. On November 13, 2001, Mr. Magliochetti exercised the 5,000,000 options under the early exercise provision.

(2)
The aggregate fair market value of the options on the grant date was $6,650,000 based on the determination of a per share value of $1.33 calculated by the average of the closing over seven trading days. The aggregate fair market value of the shares issued upon exercise of the options on the exercise date was $6,200,000 based on the determination of a per share value of $1.24 calculated by the average of the closing price over seven trading days. The aggregate fair market value of the shares on September 30, 2002 was $900,000 based on the determination of a per share value of $0.18 calculated by the average of the closing price over seven trading days.

(3)
Mr. Magliochetti exercised the 5,000,000 options, see footnote (1) above.

(4)
The aggregate fair market value of the options on the grant date was $216,000 based on the determination of a per share value of $0.72 calculated by the closing price on the date of grant. The aggregate fair market value of the options on September 30, 2002 was $54,000 based on the determination of a per share value of $0.18 calculated by the average of the closing price over seven trading days.

        Actual gains, if any, on stock option exercises will depend upon the future market prices of our Common Stock.

Year-End Option Values

        The following table provides information with respect to the options exercised and held by our Named Executive Officers during the fiscal year ended March 31, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Option Values as of March 31, 2002

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank P. Magliochetti, Jr. (1)	5,000,000	6,200,000	0	0	0	0
George Kuselias (2)	0	0	300,000	450,000	285,000	0
Edwin A. Reilly (3)	0	0	300,000	0	285,000	0

(1)
As further described on page 18 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements", on August 6, 2001, Mr. Magliochetti was granted 5,000,000 options to purchase shares of our Common Stock, exercisable at $0.001 subject to (a) a three year vesting schedule and (b) a three year repurchase option granted to Med under which Med may purchase all or any portion of the shares issued to Mr. Magliochetti upon his exercise of the unvested portion pursuant to an early exercise provision. On November 13, 2001, Mr. Magliochetti exercised the 5,000,000 options under the early exercise provision. The aggregate fair market value of the shares issued upon exercise of the options on the exercise date was $6,200,000 based on the determination of a per share value of $1.24 calculated by the average of the closing price over seven trading days. The aggregate fair market value of the shares on March 31, 2002 was $4,750,000 based on the determination of a per share value of $0.95 calculated by the closing price on that date. Forty percent (40%) of the total options and shares issued pursuant to the early exercise provisions of the options or 2,000,000 shares vested on August 6, 2002, the first vesting date. The value of the vested shares was $80,000 based upon the August 6, 2002 closing price of $0.04.

(2)
Mr. Kuselias' employment terminated on August 2, 2002. On August 19, 2002, Mr. Kuselias exercised 300,000 shares. The aggregate fair market value of the shares issued upon exercise of the options on the exercise date was $60,000 based on the determination of a per share value of $0.20 calculated by the average of the closing price over seven trading days. The 450,000 shares granted but not yet exercisable will terminate as of November 1, 2002 pursuant to the grant terms of the option agreement.

(3)
On September 3, 2002, Mr. Reilly exercised 300,000 shares. The aggregate fair market value of the shares issued upon exercise of the options on the exercise date was $66,000 based on the determination of a per share value of $0.22 calculated by the average of the closing price over seven trading days.

Employment Arrangements

        On August 6, 2001, we entered into an employment agreement with Frank P. Magliochetti, Jr., our Chief Executive Officer, President and Chairman of the Board. The initial term of the agreement expires in August 2006 and will automatically renew for additional one year periods unless terminated by Mr. Magliochetti or Med. If Mr. Magliochetti's employment is terminated by Med without cause or by Mr. Magliochetti for "good reason," Mr. Magliochetti will receive full compensation for 60 months from the date of termination. If Mr. Magliochetti terminates his employment without "good reason," he will receive no further compensation. Under the agreement, Mr. Magliochetti's base salary is $600,000 per year. Mr. Magliochetti will receive an annual bonus based on performance goals agreed upon by the Board of Directors. Beginning August 1, 2002, for every increase of $50,000,000 in Audited Gross Revenues over the previous fiscal year, Mr. Magliochetti will receive a salary increase of $50,000 retroactive to the start of the then-current fiscal year and options to purchase 500,000 shares of our Common Stock, exercisable at $0.001 per share.

        Additionally, Mr. Magliochetti received a signing bonus of options to purchase up to 5,000,000 shares of our Common Stock, exercisable at $0.001 per share. The options were issued subject to (a) a three year vesting schedule with any unvested portion of the options vesting immediately upon a change in control or the termination of Mr. Magliochetti by Med for any reason other than cause and (b) a three year repurchase option granted to Med should Mr. Magliochetti exercise any unvested portion of the options, pursuant to the early exercise provision, under which Med may repurchase all or any portion of the shares issued to Mr. Magliochetti upon his exercise of the unvested portion of the options pursuant to the early exercise provision, if Mr. Magliochetti's employment is terminated by Med for cause or by Mr. Magliochetti without "good reason." Mr. Magliochetti will forfeit the unvested portion of the options if he is terminated for cause or he voluntarily terminates his employment relationship with Med for other than "good reason". On November 13, 2001, Mr. Magliochetti exercised the options in accordance with the early exercise provision and purchased 5,000,000 restricted shares of our Common Stock valued at approximately $6,200,000 based on the market value of our Common Stock as of the exercise date. Mr. Magliochetti will also receive the use of a fully insured automobile; club membership dues for one club of his choosing not to exceed an initial fee of $20,000 and an annual fee of $20,000; reimbursement for business development expenses related to recreational or social club memberships not to exceed total initial fees of $15,000 and total annual dues of $5,000; disability and medical insurance; a stipend for educational and professional development of up to $15,000 per year; and vacation.

        Effective October 6, 2001, John F. Andrews resigned as our Co-Chief Executive Officer, Chairman of the Board and Secretary. We entered into a Termination and Consulting Agreement, effective as of October 6, 2001, with Mr. Andrews (the "Termination and Consulting Agreement") pursuant to which we (a) terminated the employment agreement dated as of August 31, 1999, as amended on August 6, 2001, by and between Med and Mr. Andrews and (b) defined the terms of our relationship with Mr. Andrew moving forward. Pursuant to the terms of the Termination and Consulting Agreement, Mr. Andrews agreed, effective as of his resignation, that he will continue to serve as one of our directors and work as a consultant to Med for a period of eighteen months. In exchange, we agreed to pay Mr. Andrews the same salary and benefits (other than stock or warrants) as he previously received under his employment agreement, such salary and benefits include, a base salary of $550,000 that is increased annually by at least ten percent (10%), whole life insurance and the use of a fully insured automobile, club dues for one country club and one luncheon club, disability and medical insurance, an allowance of up to $12,500 per year for professional counseling and services.

        In addition and in consideration for the termination of his employment agreement and the cancellation of all options granted to Mr. Andrews under his employment agreement and all rights inuring to Mr. Andrews under his employment agreement, including potentially the payment of significant monies and stock options over the term and beyond as well as the waiver of certain change of control provisions by Mr. Andrews, Mr. Andrews received the following consideration: (a) he has received an advance payment of $232,974 representing the first five months of the eighteen month consulting period and (b) assuming compliance with various conditions and satisfaction of complex escrow requirements, Med agreed to issue to Mr. Andrews up to 5,000,000 warrants to purchase our Common Stock pursuant to a detailed long-term payout schedule, exercisable at $0.01 per share, in accordance with the terms and conditions of the Termination and Consulting Agreement. In July 2002, the Termination and Consulting Agreement was amended in order to revise the warrant payout schedule and to increase the exercise price of the warrants to $0.07 per share. On July 1, 2002, Med issued warrants to purchase up to 5,000,000 shares of our Common Stock at $0.07 per share subject to a vesting schedule with monthly vesting of a portion of the warrants through December 1, 2002 to Mr. Andrews pursuant to the Termination and Consulting Agreement, as amended. As of October 1, 2002, 4,575,000 warrants were vested.

        On October 18, 2001, in connection with Med's acquisition of TLC pursuant to a cash tender offer and merger upon which TLC became a wholly owned subsidiary of Med, TLC entered into new employment agreements (collectively, the "New Employment Agreements") with Stephen Savitsky, TLC's Chief Executive Officer, Dale R. Clift, TLC's President and Chief Operating Officer, and David Savitsky, TLC's Vice Chairman of Governmental Affairs. All of which are currently serving as executives of TLC under the New Employment Agreements, except for Mr. Clift who served from the acquisition of TLC through his termination date, February 27, 2002. Each of the New Employment Agreements has a term of sixty (60) consecutive months, beginning on the effective date of such agreement. The term is automatically renewed for the sixty (60) month period following each anniversary of the effective date of the New Employment Agreement, unless the executive or TLC files an election to terminate in which event the agreement shall terminate sixty (60) months after such election.

        The annual base salaries payable under the New Employment Agreements are $600,000 to Stephen Savitsky, $550,000 to Dale R. Clift and $120,000 to David Savitsky. In consideration of each such executive's continued employment with TLC, TLC also paid each such executive a signing bonus and an additional payment. The signing bonuses were $4,770,000 to Stephen Savitsky, $1,250,000 to Dale R. Clift, and $2,551,000 to David Savitsky. An executive must repay a pro rated portion of his signing bonus in the event, within 12 months after the effective date of his New Employment Agreement, he terminates his employment with TLC (other than for Good Reason, as defined therein) or TLC terminates his employment for Cause (as defined therein). TLC also paid additional amounts of $1,230,000 to Stephen Savitsky, $1,250,000 to Dale R. Clift, and $449,000 to David Savitsky upon consummation of the TLC acquisition by Med. By a letter dated October 18, 2001, Med guaranteed the payment by TLC of the signing bonuses and additional amounts described above.

        Concurrently with the execution of the New Employment Agreements, Med granted warrants to purchase shares of our Common Stock to Stephen Savitsky, Dale R. Clift and David Savitsky. Med granted Stephen Savitsky warrants to purchase 6,000,000 shares, granted Dale R. Clift warrants to purchase 2,400,000 shares, and granted David Savitsky warrants to purchase 2,400,000 shares. The exercise price for these warrants is $0.50 per share. An executive must return to Med a pro rated portion of his warrant shares in the event, within twelve (12) months after the effective date of his New Employment Agreement, the executive terminates his employment by TLC (other than for Good Reason, as defined therein) or TLC terminates his employment for Cause (as defined therein). These warrants are granted pursuant to certain Warrant Agreements dated October 18, 2001 between Med and Stephen Savitsky, Dale R. Clift and David Savitsky, respectively.

        Effective September 17, 2001, we entered into an employment agreement with George Kuselias, our, now former, Chief Financial Officer, which provided for an annual salary of $300,000, a specified target bonus each year, and a car allowance. On August 2, 2002, we entered into a Severance Agreement with Mr. Kuselias pursuant to which he will receive pay and medical benefits for twelve

(12) months, a lump sum payment of $45,500, and a Consulting Agreement, which has a monthly retainer of $12,000 and may be cancelled on thirty (30) days notice.

        Effective January 7, 2002, we entered into an employment agreement with Edwin A. Reilly, our Executive Vice President of Administration and Human Resources, which provides for an annual salary of $250,000, a specified target bonus each year, and a car allowance. Mr. Reilly's employment agreement provides for compensation in the event of termination of Mr. Reilly by Med, other than for cause, in the amount of thirty-six (36) months salary and target annual performance bonus and certain medical benefits, for eighteen (18) months or until alternative employment is obtained.

Report of the Compensation Committee to Stockholders

        The Compensation Committee reviews and recommends to the Board of Directors the terms of employment agreements and compensation plans for executives, reviews and adopts (subject to ratification by the entire Board of Directors) the terms of our stock option plans for employees of the Med, determines eligibility to participate in and grants of awards to employees under our stock option plans and otherwise performs functions related to the administration of Med's stock option plans.

        Set forth below is a report of the Compensation Committee addressing Med's compensation policies for the fiscal year ended March 31, 2002 applicable to our employees, including the Named Executive Officers.

Report of the Compensation Committee on Executive Compensation

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Med filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Compensation Committee by reference.

        Med's executive compensation program for fiscal year 2002 consisted primarily of base salary, incentive/bonus payments, and stock options or restricted stock designed to align executive compensation with our long-term strategic goals and stockholder interest and to attract, retain and reward executives. The Compensation Committee's executive compensation philosophy holds that a significant portion of executive compensation should be tied directly to the performance of Med as a whole. The stock option and restricted stock grants for our executives reflect this philosophy. By linking compensation to Med's business objectives, we believe that a performance-oriented environment is created for its executives and other employees.

        Med's executive compensation program for fiscal year 2002 was also intended to align executive and stockholder interests by providing executives with an equity interest in Med through the granting of stock options or restricted stock, stock bonuses or a combination of the three. The Compensation Committee based its review of recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to Med.

        In the future, our executive compensation policies will continue to integrate annual base compensation with cash and stock bonuses based upon corporate performance and individual initiatives and stock options granted under our stock-based incentive plans. Measurement of corporate performance will primarily be based on our goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual compensation is designed to attract and retain qualified executives. All executive officers and management in general will be eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

                      THE COMPENSATION COMMITTEE
                      Donald H. Ayers

Performance Graph

        The following graph compares the yearly percentage change in Med's cumulative total stockholder return on our Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of Internet Software and Services companies listed over the period of July 1, 1999 through March 31, 2002 and (iii) the cumulative total return of health care provider companies listed on Dow Jones over the period of July 1, 1999 through March 31, 2002. The graph assumes an initial investment of $100 on July 1, 1999 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

        The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Med filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Performance Graph by reference.

Compare Cumulative Total Return
Among Med Diversified Inc.
NASDAQ Market Index and Peer Group Index

  ASSUMES $100 INVESTED ON JULY 1, 1999
  ASSUMES DIVIDEND REINVESTED
  FISCAL YEAR ENDING MAR. 31, 2002

        On June 4, 2002, we announced that on May 22, 2002, our Board of Directors received notice from the AMEX that Med no longer met the continued listing requirements of AMEX. Based upon our management's analysis that Med was unable to meet the AMEX's continued listing requirements given our financial performance for the fiscal year ended March 31, 2002, we requested to voluntarily delist our Common Stock on the AMEX effective at the close of trading on July 15, 2002. Our Common Stock is currently traded in the Over-the-Counter "Pink Sheets" under the symbol "MDDV.PK".

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee, was at any time during the fiscal year ended March 31, 2002, an officer or employee of Med. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS

What Relationships Exist Between Med and Entities with which any Director or Officer is Affiliated? What is the nature of those Relationships?

        During the fiscal year ended March 31, 2001, Med recorded revenue of approximately $2 million from consulting and software services provided to Millennium Healthcare, a company owned indirectly by NCFE and managed by Dr. Sam J.W. Romeo, who served as a Director of Med until January 2002. Mr. Donald H. Ayers, a Director of Med is also a twenty-five percent (25%) owner and served as Vice Chairman of NCFE through July 2001.

        We finance our operations through an accounts receivable purchase program with NCFE and its subsidiaries, which is the principal source of financing for our operations. As of March 31, 2002, we owed NCFE and its affiliates $115.2 million.

        We have contracted with NCFE to provide us financing for current operations through various Sales and Subservicing Agreements (collectively, the "Agreements"). These agreements constitute secured borrowings with National Premier Financial Services, Inc., and other subsidiaries of NCFE. Under the terms of the Agreements, we continue to bill customers, collect receipts and process the related accounts receivable.

        Under the Agreements, we are charged financing costs ranging from prime plus 3% to 12.9% on outstanding funding balances. The Agreements provide for secured borrowing to specified aggregate limits. Our security must meet certain qualitative and quantitative criteria and we must remain in compliance with the terms of the Agreements. At March 31, 2002, the unpaid balance was approximately $107 million and is included in related party debt in the consolidated balance sheet.

        At March 31, 2002, we have three unsecured notes payable to entities affiliated with NCFE totaling $28.7 million. Subsequent to March 31, 2002, the notes were assigned to NCFE. The notes are payable in sixty monthly installments ranging from $116 thousand to $314 thousand starting on October 1, 2001. Interest accrues from the note date. Interest ranges from 9.00% to 12.98% per annum and is included in the monthly payments. The notes mature on September 2006. We have a right to offset against the payment of principal and interest all amounts either advanced or paid on behalf of the NCFE affiliates.

        In addition, at March 31, 2002, we had $12.1 million in various term notes, $8.5 million of which is due to affiliates of NCFE. On December 5, 2001, we entered into a Promissory Note and Stock Pledge Agreement with NCFE in the amount of $4.0 million. The Promissory Note, as amended, carries an interest rate of fourteen percent (14%) per annum with all principal and interest due and payable on December 31, 2002. We also had a $2.3 million promissory note payable to NCFE, which bears interest at the rate of ten percent (10%) per annum. The entire principal amount of the note together with all accrued unpaid interest is due on January 7, 2003. There is no prepayment penalty on the note.

        NCFE and its affiliates beneficially own approximately thirty-three percent (33%) of our Common Stock, and as such represents the largest related group of stockholders we have. Accordingly, they could have an ability to influence the election of directors and other important corporate transactions requiring stockholder approval. In addition, Donald H. Ayers, a principal of NCFE is also one of our directors.

        NCFE and its principals held ownership interests in or had business relations with companies we recently acquired. The principals of NCFE indirectly own a majority interest in Chartwell, which we acquired in August 2001. In addition, NCFE provided financing to Chartwell prior to it acquisition by us. As of the end of July 2001, Chartwell owed NCFE approximately $17.4 million under its financing facility.

        In addition, at the time we acquired TLC in November 2001, TLC owed NCFE approximately $84.7 million. The TLC financing agreement was in technical breach during fiscal year ended March 31, 2002. NCFE provided waivers of these breaches through December 31, 2002. If NCFE does not continue to provide financing to TLC, it would not have sufficient cash to support its current level of operations.

        All of the accounts receivables purchased by our special purpose entity, American Reimbursement, LLC, were acquired from health care companies with which NCFE has business and/or financing relationships. NCFE or its affiliates have arranged for or are providing certain administrative services to American Reimbursement with respect to its accounts receivable. In addition, while NCFE is not obligated with respect to certain of our outstanding amended debentures totaling $57.5 million (as of June 28, 2002), it agreed to provide certain facilitation financing and agreed to make certain concessions to enable us to partially pay, extend and amend these debentures.

        On February 2, 2000, we entered into a seven year Preferred Provider Agreement, (extended to cover a total of 21 years in September 2000), with NCFE to provide it with services and software solutions, and to have exclusive marketing access to all of its clients for the provision of our products. The Preferred Provider Agreement provides for a proprietary Master Portal wherein all of NCFE's and our products and services were to be marketed and sold to NCFE's and our customers. We were to have received fees for our services based on an agreed upon fee schedule and negotiated project fees. In connection with the Preferred Provider Agreement, we issued NCFE 9.5 million shares of our Common Stock to NCFE in consideration for (a) entering into the Preferred Provider Agreement; (b) canceling approximately $4.8 million of our debt; (c) providing $1 million of equity financing, and (d) providing an additional $4 million in financing that is to convert into equity upon the ability of NCFE to sell $4 million of our Common Stock at a price per share in excess of $9.50 per share.

        The value of the shares issued to NCFE at the time was approximately $113 million based upon the market price of our Common Stock on February 2, 2000.

        On July 28, 2000, we completed phase one of the Master Portal and the portion of the Master Portal designed to manage NCFE's clients on line was completed subsequent to March 31, 2002. We have not generated any revenues from this Preferred Provider Agreement. As a result of these events, and the fact that we no longer believe that anticipated connectivity between NCFE and its clients can be achieved, we recorded an impairment loss to write off the deferred contract asset and reduce the distribution channel asset that were created in connection with the Preferred Provider Agreement. In fiscal 2001, we wrote off $31.1 million and $67.5 million associated with the distribution channel and deferred contract, respectively. In fiscal 2002, we reserved the remaining unamortized distribution channel balance of $2.3 million.

        We are continuing to investigate alternatives with NCFE regarding an amendment and restructuring of the Preferred Provider Agreement in order to create an arrangement potentially more lucrative for us and one better aligned with our current business strategies. As of the date of this proxy statement, however, we have not reached final agreement in this regard, and no assurance can be given that we will be able to reach such an agreement.

        In view of these multiple and extensive relationships, our ability to continue to finance our operations, effect changes to our business strategy and management, and implement acquisitions and other material corporate initiatives are for the immediately foreseeable future dependent upon continuing our relationships with NCFE and its principals.

        In January 2002, we filed a complaint against University Affiliates IPA ("UAIPA") and its president, Dr. Sam J.W. Romeo, who at the time was also a member of our Board of Directors, for breach of contract, fraud, and, as to Dr. Romeo, breach of fiduciary duty arising out of a May 2, 2000 agreement between UAIPA and us. Under an agreement, during the quarter ended June 2000, we advanced $2 million to UAIPA for the purpose of creating a joint venture intended to combine UAIPA's supposed healthcare management expertise with Internet healthcare management systems in an effort to develop new business opportunities. As of the filing of the suit, the companies had not proceeded with the joint venture. According to the original agreement, if a formal joint venture agreement were not entered into between UAIPA and us by July 1, 2000, UAIPA would guarantee payment of $2.5 million on or before July 1, 2001. The $2.5 million has not been paid. We seek payment of this amount, plus any profits from the business opportunities that were to be transferred to the joint venture, and punitive damages.

        During June 2001, we issued one million shares of our Common Stock to Quantum Digital Solutions Corporation ("Quantum") to satisfy its existing and future obligations through March 31, 2001 for capital contributions to its joint venture with Quantum. Mr. W. Cedric Johnson, Chief Executive Officer of Quantum was a member of Med's Board of Directors during the fiscal year ended March 31, 2002; however, as of August 9, 2001, Mr. Johnson is no longer a member of the Board of Directors.

        TegRx Pharmacy Management Company ("TegRx") is a corporation that entered into a Management Services (Loan Out) Agreement with Med (formerly e-MedSoft.com) on March 6, 2001, prior to Med's acquisition of Chartwell Diversified Services, Inc. ("Chartwell"). TegRx is majority owned by our Chairman and Chief Executive Officer who was President, Chief Executive Officer and Chairman of the Board of Chartwell prior to the acquisition of Chartwell by Med. Under the agreement TegRx was to have been paid a management fee of the greater of $200 thousand per month or forty percent (40%) of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") relating to the operations of certain of our subsidiaries, specifically, Prime Rx and Resource Pharmacies for the previous month. During the fiscal year ended March 31, 2002, Med incurred $1.9 million in expense under this agreement. We have since restructured this arrangement with TegRx. Pursuant to an approval of the uninterested members of our Board of Directors, we are obligated to pay TegRx $50 thousand per month for the next four years. Additionally, we are obligated to issue 3 million options to TegRx, with an exercise price of ten cents ($0.10). TegRx may exercise such options subsequent to their grant at any time during the next ten years.

        TEGCO Investments, LLC ("TegCo") is a wholly-owned subsidiary of TegRx. In June of 2002, TegCo purchased $12.5 million worth of convertible subordinated debentures from Private Investment Bank, Ltd. ("PIBL") in connection with the restructuring of the $70 million worth of convertible subordinated debentures that had been outstanding to PIBL from us as of that time. The debentures held by TegCo are subordinated to our obligations to PIBL and the debentures still held by PIBL after the restructuring.

        Prior to our acquisition of Chartwell Diversified Services, Inc. ("CDSI"), in August 2001 and through December 2001, the Chartwell Management Company, Inc. ("CMC"), a wholly owned subsidiary of CDSI, provided unsecured lines of credit totaling $250 thousand and drawn in the amounts of $183 thousand for ZestStar Healthcare, LLC ("ZestStar"), $50 thousand for Custom Compounding Centers of Western PA, LLC ("CCC") and approximately $17 thousand, to Horizon Quest ("HQ"). These funds were used to prepare a business plan and conduct a business feasibility assessment. In addition, CMC paid $128 thousand and $121 thousand ($250 thousand in total) for the right of first refusal to acquire equity interests in ZestStar and CCC, respectively. The right of first refusal also entitled CMC to certain marketing rights. HQ is a marketing management business of which Kim Jacobs, CMC's President owned 65% and Frank P. Magliochetti, Jr., our Chief Executive Officer owned 35% through January 13, 2002. As of January 14, 2002, Mr. Jacobs owns 100% of HQ. ZestStar is a pharmacy compounding business, of which Frank P. Magliochetti, Jr., our Chief Executive Officer, owns 16.5%, and Kim Jacobs, who is the President of CMC, owns 30.6%. CCC, is a pharmacy compounding business, of which Frank P. Magliochetti, Jr., our Chief Executive Officer, owns 12%, and Kim Jacobs, who is the President of CMC, owns 48%. Prior to September 2001, Mr. Jacobs also served as Chief Operating Officer of CDSI. No officer of Med or affiliated companies of Med received direct financial benefit from these transactions. The investments in ZestStar and CCC have been determined to be impaired and, accordingly, $473 thousand was written off as of March 31, 2002.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

        Our Bylaws provide that the number of directors shall not be less than one (1) nor more than nine (9) until changed by a bylaw amendment approved by our stockholders. The number of directors is currently set at five (5). The Board of Directors recommends the election of the five (5) nominees listed below, to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the Board of Directors has been nominated for re-election. The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting of Stockholders any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

        The following sets forth the name and age of each nominee for director, indicating all positions and offices with Med presently held, and the period during which each person has served as a director:

NAME	AGE	POSITIONS AND OFFICES HELD AND TERM AS A DIRECTOR
Frank P. Magliochetti, Jr.	45	Chief Executive Officer, President and Chairman of the Board (October 2001—present); Co-Chief Executive Officer President and Vice-Chairman of the Board (August 2001—October 2001)
John F. Andrews	48
		Director (January 1999—present); Co-Chief Executive Officer and Chairman of the Board (August 2001 to October 2001); Chief Executive Officer and Chairman of the Board and President (January 1999—August 2001)
Donald H. Ayers	66	Director (July 2000—present)
Gregory J. Simms	49	Director (September 2002—present)
Richard J. Boudreau	45	Director (September 2002—present)

        There is no family relationship between any director or executive officer of Med. For a complete discussion of the background of each of the nominees for director, see page 4 "What is the Background of Our Executive Officers and Directors?" The five (5) nominees who receive the most votes cast by holders of our Common Stock, outstanding on October 8, will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" ALL FIVE (5) NOMINEES FOR DIRECTOR

PROPOSAL 2:

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        Our Board of Directors has approved the appointment of Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2003. The independent accounting firm Brown & Brown, LLP audited the annual financial statements of Med for the fiscal year ended March 31, 2002. Representatives of Brown & Brown, LLP will be present at the meeting, will be available to respond to your questions and will be able to make such statements as they desire.

Fees

        The following table sets forth the aggregate audit fees and non-audit related fees that Med incurred for services provided by KPMG LLP and Brown & Brown, LLP during the fiscal year ended March 31, 2002 and in connection with the audit of Med's annual financial statements for the fiscal year ended March 31, 2002. The table lists audit fees, financial information systems design and implementation fees, and all other fees. All services rendered by KPMG LLP and Brown & Brown, LLP were furnished at customary rates and terms.

Fiscal Year Ended March 31, 2002
Aggregate Audit Fees	$2,052,000
Audit Fees: KPMG LLP	$1,877,000
Audit Fees: Brown & Brown, LLP	$175,000
Financial Information Systems Design and Implementation Fees	-0-
All Other Fees	$123,253

        Audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees Med incurred for professional services rendered for the audit of Med's annual financial statements for fiscal year ended March 31, 2002 and the reviews of the financial statements included in Med's Quarterly Reports on Forms 10-Q for fiscal year ended March 31, 2002.

        Financial information systems design and implementation fees. There were no fees billed to Med during the fiscal year ended March 31, 2002 for non-audit services such as operating or supervising the operation of Med's information system or local area network.

        All other fees represent the aggregate fees billed by KPMG LLP for services rendered by Med's principal accountant, other than those services covered above, including profitability enhancement and income tax-related services.

Change in Accountants

        On August 23, 2002, we engaged Brown & Brown, LLP as our new independent accountants. The decision to appoint Brown & Brown, LLP was approved by our Board of Directors as of August 23, 2002.

        During the two most recent fiscal years ended March 31, 2002 and March 31, 2001, and the subsequent interim period through the date of this proxy statement, we did not consult Brown & Brown, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Med's financial statements, or for any of the matters or reportable events set forth in the applicable SEC rules and regulations.

        On July 26, 2002, our Board of Directors received a letter from KPMG LLP pursuant to which KPMG LLP resigned from its position as our independent auditors, effective immediately, and stated that it would not be issuing an auditor's report on the our consolidated financial statements for the fiscal year ended March 31, 2002. KPMG LLP's report on our consolidated financial statements the fiscal year ended March 31, 2001 contained a going concern qualification, but did not otherwise contain a disclaimer of opinion nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP's review of our consolidated financial statements for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 did not result in any comment or discussion indicating that KPMG LLP's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        During the fiscal year ended March 31, 2001, the fiscal year ended March 31, 2002 and the subsequent interim period through July 26, 2002, there were no disagreements between Med and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, except in connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2002.

        For the purposes of this proxy statement, the term "disagreements" is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        On August 2, 2002, we filed a Current Report on Form 8-K with the SEC (the "Initial 8-K") in connection with the resignation of KPMG LLP that describes the disagreements between Med and KPMG LLP in connection with the audit for the consolidated financial statements for the fiscal year ended March 31, 2002 and the events that led up to and are related to the disagreements. The full text of the Initial 8-K, including the July 26, 2002 letter from KPMG LLP to our Board of Directors which was filed as an exhibit to the Initial 8-K, is attached hereto as Appendix A. On August 19, 2002, we filed an amended Current Report on Form 8-K/A with the SEC in connection with the resignation of KPMG LLP which includes as an exhibit a letter from KPMG LLP to the SEC dated August 16, 2002 that responded to our statements and disclosures included in the Initial 8-K ("Amendment to the Initial 8-K"). The full text of the Amendment to the Initial 8-K is attached hereto as Appendix B, including the August 16, 2002 letter from KPMG LLP to the SEC filed as an exhibit to the Amendment to the Initial 8-K. We authorized KPMG LLP to respond fully to any inquiries by Brown & Brown, LLP.

        If you do not ratify the selection of independent auditors, the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Med and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE APPOINTMENT OF BROWN & BROWN, LLP AS OUR INDEPENDENT AUDITORS

STOCKHOLDER PROPOSALS

        The 2003 Annual Meeting of Stockholder will be held on or about September 5, 2003. Med must receive proposals of stockholders that are to be presented at our 2003 Annual Meeting of the Stockholders by April 3, 2003, to be included in the proxy statement and proxy relating to the 2003 Annual Meeting of the Stockholders in a form that complies with applicable law. Proposals should be addressed to our Corporate Secretary and sent to our Corporate offices.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2003 Annual Meeting, SEC rules will permit management to vote proxies in its discretion if Med: (1) receives notice of the proposal before the close of business on June 17, 2003, and advises share owners in the 2003 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to close of business on June 17, 2003. Notices of intention to present proposals at the 2003 Annual Meeting should be addressed to our Corporate Secretary and sent to our corporate offices.

VOTING SECURITIES

        Stockholders of record at the close of business on October 8, 2002, will be eligible to vote at the meeting. The voting securities of Med consist of our Common Stock, of which 148,661,526 shares were outstanding on October 8, 2002. Each share of our Common Stock outstanding on the record date will be entitled to one (1) vote. Individual votes of stockholders are kept private except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the Inspector of Election and certain employees of Med and its agents who must acknowledge their responsibility to comply with this policy of confidentiality.

OTHER BUSINESS

        The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in this notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

WHERE YOU CAN FIND MORE INFORMATION

        Med Common Stock is traded in the over-the-counter ("OTC") "Pink Sheets" maintained by Pink Sheets LLC (formerly, the National Quotation Bureau, Inc.) under the symbol "MDDV.PK." Pink Sheets is a quotation service that collects and publishes market maker quotes for OTC securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by OTC market makers and company information is provided by the OTC companies. Med files annual, quarterly and current reports with the SEC. You may read and copy such reports, statements and other information that is in the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the SEC's Internet website, at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This document incorporates by reference the Annual Report on Form 10-K for fiscal year ended March 31, 2002 filed with the SEC and mailed in conjunction with this proxy statement. The Annual Report contains important information about Med and its finances.

        You may obtain additional copies of this document or any of the documents accompanying this proxy statement, by requesting them in writing or by telephone from the Corporate Secretary at the following addresses:

Corporate Secretary
Med Diversified, Inc.
200 Brickstone Square, Suite 403
Andover, Massachusetts 01810
(978) 323-2500

        If you would like to request documents from us, please do so at least five business days before the date of the annual meeting to receive them before the annual meeting.

        You should rely only on the information contained in or accompanied with this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 6, 2002. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.

                      By Order of the Board of Directors,

                      Edwin A. Reilly
                       Executive Vice President and Corporate Secretary

Appendix A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 26, 2002

MED DIVERSIFIED, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	84-1037630 (I.R.S. employer identification number)

COMMISSION FILE NUMBER: 1-15587

200 BRICKSTONE SQUARE
SUITE 403
ANDOVER, MA 01810
(Address of principal executive offices and zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 323-2500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

        Not Applicable

Item 2. Acquisition Or Disposition of Assets.

        Not Applicable

Item 3. Bankruptcy Or Receivership.

        Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

        On July 26, 2002, the Board of Directors of Med Diversified, Inc. (the "Company") received a letter from KPMG LLP ("KPMG") pursuant to which KPMG resigned from its position as the independent auditors of the Company, effective immediately, and stated that it would not be issuing an auditor's report on the Company's consolidated financial statements for the fiscal year ended March 31, 2002.

        KPMG's report on the consolidated financial statements of the Company for the fiscal year ended March 31, 2001 contained a going concern qualification, but did not otherwise contain a disclaimer of opinion nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's review of the consolidated financial statements for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 did not result in any comment or discussion indicating that KPMG's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        The consolidated financial statements of the Company for the fiscal years ended March 31, 1999 and March 31, 2000 were audited by Arthur Andersen LLP ("Andersen"). Andersen reviewed the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2001, in connection with the relocation of the Company's finance department, on March 8, 2001, the Company dismissed Andersen as its independent accountant and selected KPMG to act as its independent accountant. The decision to change independent accountants from Andersen to KPMG was recommended by the Audit Committee and approved by the Board of Directors of the Company.

        Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended March 31, 2000 and March 31, 1999 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's review of the consolidated financial statements for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 did not result in any comment or discussion indicating that Andersen's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles

        In connection with the audit of the fiscal year ended March 31, 2000 and the subsequent interim period through March 8, 2001, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

        For the purposes of this Current Report on Form 8-K, the term "disagreements" is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        In connection with the audit of the fiscal year ended March 31, 2002 and the subsequent interim period through July 26, 2002, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, except in connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2002.

        The Company and KPMG have disagreed regarding the scope of an inquiry requested by the Board of Directors and KPMG regarding certain alleged activities that KPMG believes are likely illegal acts. The Company disagrees with KPMG's conclusion. Because of this disagreement, KPMG believes that (i) the alleged illegal acts could materially impact the consolidated financial statements to be issued and (ii) it is no longer able to rely on management's representations and is unwilling to be associated with the consolidated financial statements prepared by management. Prior to July 26, 2002 and the submission of the resignation letter, KPMG did not give the Board of Directors an opportunity to discuss the subject matter of the disagreement with KPMG. The Company has authorized KPMG to respond fully to the inquiries of a successor accounting firm concerning the subject matter of the disagreement.

        KPMG has not provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the alleged illegal acts. KPMG has not disclosed to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the alleged illegal acts. Although KPMG has been offered and given unlimited access to the Board of Directors of the Company and the special counsel that conducted the investigation of the relevant facts surrounding the alleged illegal acts (the "Independent Investigator"), KPMG has not met with either the Board or the Independent Investigator to discuss KPMG's concerns or to discuss the basis for its decisions before delivering its resignation letter on July 26, 2002.

        The report prepared by the Independent Investigator concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

Item 5. Other Events.

        The Company and George Kuselias, the Chief Financial Officer of the Company, decided as of August 1, 2002 that Mr. Kuselias will pursue employment outside the Company. Mr. Kuselias' last day of employment was August 1, 2002.

Item 6. Resignations of Registrant's Directors.

        Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Not Applicable

          (B)  PRO FORMA FINANCIAL INFORMATION.

      Not Applicable

          (C)  EXHIBITS.

Exhibit Number	Description	Location
99.1	Letter to the Board of Directors of the Registrant from KPMG LLP dated July 26, 2002.	Filed herewith electronically
99.2	Letter to the Securities and Exchange Commission from the Registrant dated July 29, 2002.	Filed herewith electronically
99.3	Letter to KPMG from Gadsby Hannah, dated July 30, 2002.	Filed herewith electronically

Item 8. Change in Fiscal Year.

        Not Applicable

Item 9. Regulation Fd Disclosure.

        Not Applicable

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC. (Registrant)
Date: August 2, 2002	By:	/s/ FRANK P. MAGLIOCHETTI, JR. Frank P. Magliochetti, Jr. Chief Executive Officer

Exhibit 99.1

99 High Street Boston, MA 02110-2371	Telephone 617 988 1000 Fax 617 988 0800

By Hand and Telecopier

July 26, 2002

Mr. Frank Magliochetti
Chairman of the Board of Directors
Med Diversified, Inc.
200 Brickstone Square
Suite 403
Andover, MA 01810

Mr. Don Ayers
Member, Board of Directors

Mr. John Andrews
Member, Board of Directors

Dear Messrs. Magliochetti, Ayers and Andrews:

        This letter is to formally communicate the following statements and actions:

        Pursuant to Section 10A of the Securities Exchange Act of 1934 ("Section 10A"), KPMG LLP ("KPMG") has determined that the board of directors ("Board of Directors") of Med Diversified, Inc. ("Company") has been adequately informed with respect to likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's consolidated financial statements for the year ended March 31, 2002 (the "Illegal Acts"). As you know, these Illegal Acts have also been the subject of a special investigation ("Special Investigation") conducted by the Board of Directors, which was requested by KPMG, and which resulted in a report dated July 22, 2002 ("Report").

        We do not consider the Special Investigation to have had an adequate scope or depth. Based, however, on certain of the facts set forth in the Report, as well as other information that has come to our attention, we hereby advise you that we have concluded that we can no longer rely on management's representations, and KPMG is unwilling to be associated with the consolidated financial statements prepared by management.

        Accordingly, effective immediately, KPMG resigns as the Company's independent auditors, and will not be issuing an auditors report on the Company's consolidated financial statements for the year ended March 31, 2002.

        Because of the timing of KPMG's resignation, KPMG has not concluded on the various items set forth in Section 10A(b)(2), but KPMG has concluded that the Illegal Acts may have had a material effect on the consolidated financial statements of the Company; that the Company to date has not taken timely and appropriate remedial actions with respect to the Illegal Acts; and that the Company's failure to take such timely and appropriate remedial actions, had KPMG not resigned for the reasons set forth herein, might reasonably have been expected to warrant departure from our standard audit report, and/or may have warranted KPMG's resignation as the Company's independent auditors.

        We strongly recommend that the Company promptly consult with its legal counsel regarding any disclosure obligations it may have under the federal securities laws, or otherwise, with respect to these matters, including but not limited to the disclosure requirements set forth in section 10A.

Very truly yours,

Cc:
The Chief Accountant
Securities and Exchange Commission (By telecopier and mail)

Exhibit 99.2

[MED DIVERSIFIED LETTERHEAD]

July 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Office of the Chief Accountant
Attn: Robert K. Herdman

  Re:
  Resignation of KPMG LLP as Independent Auditors

Ladies and Gentlemen:

        This letter constitutes notice to the Securities and Exchange Commission (the "Commission") pursuant to Section 10A(b)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") that, on Friday, July 26, 2002, Med Diversified, Inc., a Nevada corporation (the "Company") received a letter (the "KPMG Letter") from the Company's independent auditors, KPMG LLP ("KPMG"), pursuant to which KPMG resigned from its position as the independent auditors of the Company. A copy of the KPMG Letter is attached as Exhibit A to this letter. Separately, I understand that Abbe Lowell of Manatt, Phelps & Phillips, LLP has left a message for you regarding these matters and is notifying you to expect this letter.

        Although the KPMG Letter speaks for itself in many ways, the Company would like to draw to your attention certain facts that are not clearly set forth in the KPMG Letter. The KPMG Letter makes reference to certain alleged "likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's financial statements for the year ended March 31, 2002" (such acts, the "Investigated Acts"). KPMG cites such Investigated Acts as being "likely illegal acts" that are the presumed cause for KPMG's resignation from its position as independent auditors for the Company. The Company strongly disputes this characterization and believes that KPMG is not justified in utilizing the Investigated Acts as the grounds for its resignation.

        First, KPMG has not provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the Investigated Acts. KPMG has not disclosed to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the Investigated Acts. Although KPMG has been offered and given unlimited access to the board of directors of the Company (the "Board") and the special counsel that conducted the investigation of the relevant facts (the "Independent Investigator"), KPMG has not met with either the Board or the Independent Investigator to discuss KPMG's concerns or to discuss the basis for its decisions before delivering the KPMG Letter and resigning.

        Accordingly, it does not appear that KPMG has properly complied with the requirements of Rule 10A of the Exchange Act. Nor does it appear that KPMG has, therefore, triggered the Company's obligations under Rule 10A to notify the Commission. Nonetheless, the Company is responding to the KPMG Letter and notifying the Commission in the interests of full disclosure and because the Company is troubled by the accusations leveled by KPMG. The Company, however, reserves its rights to address the conduct of KPMG in connection with the KPMG Letter at a later date.

        The course of events that seem to have led to the KPMG Letter is as follows. On July 18, 2002, the Board engaged the law firm of Gadsby Hannah LLP as the Independent Investigator in order to conduct an independent investigation in response to certain accusations that were made by Private Investment Bank Limited, Nassau, Bahamas ("PIBL") in a civil complaint, Case No. 02-04802 in the

United States District Court for the Central District of California (the "PIBL Complaint"), that was filed by PIBL, on or about June 18, 2002, against the Company and certain other parties.(1)

(1)
On or about June 14, 2002, the Company had previously filed a civil complaint, Case No. BC275773 in the Superior Court for the County of Los Angeles, against PIBL and certain other entities in connection with disputes concerning $70,000,000 of debentures that had been issued by the Company to PIBL, acting on behalf of certain clients of PIBL, on December 28, 2001.

        Upon the advice of legal counsel, and with the approval of KPMG, the Board authorized the Independent Investigator to examine the underlying facts surrounding allegations made by PIBL in the PIBL Complaint in order to determine whether any wrongdoing was committed by any representatives of the Company. KPMG was allowed significant input into the selection process for the Independent Investigator since KPMG raised concerns about allegations made in the PIBL Complaint. Although the Board of Directors of the Company also wanted clarification as to precisely what had occurred in the course of dealings with PIBL, the Board decided that KPMG would have the right to approve the Independent Investigator from among several names submitted by the Company. KPMG approved Gadsby Hannah as the Independent Investigator.

        In addition, although KPMG asserts its dissatisfaction with the scope of the inquiry by the Independent Investigator, KPMG fails to disclose that the scope of the investigation was specifically discussed with, and approved by, two KPMG partners, one of whom was the supervising audit partner for the Company. Thus, KPMG was also allowed significant input into the scope and methodology of the investigation.

        The Independent Investigator delivered a written report of its findings (the "Independent Investigator's Report") to the Board on July 22, 2002. In summary, the Independent Investigator's Report concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

        Representatives of the Company delivered a copy of the Independent Investigator's Report to KPMG on July 23, 2002 and arranged to meet with KPMG to review the methodology of the report, the basis for the analysis and conclusions, and discuss the analysis and conclusions. KPMG was given the opportunity to ask questions and raise issues, both at a meeting and that any time thereafter. Management of the Company, the Board and the Independent Investigator all made it clear that they were available at the convenience of KPMG.

        Rather than taking advantage of any such opportunities to discuss matters, KPMG sent the KPMG Letter to the Company on Friday July 26, 2002 without further explanation to, or discussion with, the Company. Even though the KPMG Letter suggests that KPMG has information that is not contained in the Independent Investigator's Report, KPMG, to this date, has failed to bring any such information to the attention of the Board or any representatives of the Company. Moreover, KPMG has not even disclosed the source or the type of information that they claim to have in a way that would permit the Board, the Independent Investigator or other representatives of the Company to conduct its own inquiry or even evaluate the importance of such "other information."

        Following the receipt of the KPMG Letter, the Company has reviewed, on its own and with counsel, whether the Company took the proper steps to investigate the allegations made in the PIBL Complaint. In the view of the Board and management of the Company, the Company has taken necessary and appropriate action in this situation. At substantial expense, the Company has retained an experienced firm to conduct a thorough review of the facts. The Independent Investigator has requested access to and reviewed a variety of documents, conducted interviews with Company personnel, who were required to cooperate by resolutions adopted by the Board, and taken all steps that the Independent Investigator deemed necessary, without any limitation imposed by the Company.

        The Independent Investigator has reached conclusions that the Board has no reason to question, and, indeed, seem to be well supported. The Independent Investigator's Report addresses all matters that were raised by KPMG. Accordingly, the Board firmly believes that it has taken timely and appropriate remedial actions, as contemplated by Rule 10A. More importantly, KPMG has neither raised any specific issues or facts that have not been investigated nor identified any other remedial actions that KPMG suggests to be appropriate, necessary or desirable. Indeed, KPMG has not identified any deficiencies in need of a remedy.

        The Company recognizes that these are trying times for accounting firms in general. Nonetheless, the general business environment does not, in the Company's view, justify KPMG's actions or insinuations in dealing with the Company. In short, it is the Company's view that an analysis of the responses and actions of the Company and its personnel are entirely consistent with the Company's obligations under governing laws and regulations.

        The Company is willing and ready to fully cooperate with the Commission in the event that further information is sought with regard to this matter. Please feel free to contact the undersigned if you have any questions or need additional information.

                      Sincerely,

                      /s/ Alexander H. Bromley

                      Alexander H. Bromley, Esq.
                      General Counsel

cc:
Frank P. Magliochetti (By hand)
Edwin A. Reilly (By hand)
George Kuselias (By hand)
KPMG LLC (By fax)

Exhibit A

KPMG LETTER

See attached document.

99 High Street Boston, MA 02110-2371	Telephone 617 988 1000 Fax 617 988 0800

By Hand and Telecopier

July 26, 2002

Mr. Frank Magliochetti
Chairman of the Board of Directors
Med Diversified, Inc.
200 Brickstone Square
Suite 403
Andover, MA 01810

Mr. Don Ayers
Member, Board of Directors

Mr. John Andrews
Member, Board of Directors

Dear Messrs. Magliochetti, Ayers and Andrews:

        This letter is to formally communicate the following statements and actions:

        Pursuant to Section 10A of the Securities Exchange Act of 1934 ("Section 10A"), KPMG LLP ("KPMG") has determined that the board of directors ("Board of Directors") of Med Diversified Inc. ("Company") has been adequately informed with respect to likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's consolidated financial statements for the year ended March 31, 2002 (the "Illegal Acts"). As you know, these Illegal Acts have also been the subject of a special investigation ("Special Investigation") conducted by the Board of Directors, which was requested by KPMG, and which resulted in a report dated July 22, 2002 ("Report").

        We do not consider the Special Investigation to have had an adequate scope or depth. Based, however, on certain of the facts set forth in the Report, as well as other information that has come to our attention, we hereby advise you that we have concluded that we can no longer rely on management's representations, and KPMG is unwilling to be associated with the consolidated financial statements prepared by management.

        Accordingly, effective immediately, KPMG resigns as the Company's independent auditors, and will not be issuing an auditor's report on the Company's consolidated financial statements for the year ended March 31, 2002.

        Because of the timing of KPMG's resignation, KPMG has not concluded on the various items set forth in Section 10A(b)(2), but KPMG has not concluded that the Illegal Acts may have had a material effect on the consolidated financial statements of the Company; that the Company to date has not taken timely and appropriate remedial actions with respect to the Illegal Acts; and that the Company's failure to take such timely and appropriate remedial actions, had KPMG not resigned for the reasons set forth herein, might reasonably have been expected to warrant departure from our standard audit report, and/or may have warranted KPMG's resignation as the Company's independent auditors.

        We strongly recommend that the Company promptly consult with its legal counsel regarding any disclosure obligations it may have under the federal securities laws, or otherwise, with respect to these matters, including but not limited to the disclosure requirements set forth in Section 10A.

Very truly yours,

sc:
The Chief Accountant
Securities and Exchange Commission (By telecopier and mail)

Exhibit 99.3

[GADSBY HANNAH LETTERHEAD]

July 30, 2002

KPMG
99 High Street
Boston, MA 02110-2371
Attn: Richard Reilly

  Re:
  RESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS

Dear Sirs:

        This letter constitutes a response to the letter sent on July 26, 2002, to Med Diversified, Inc. resigning as its auditor and purporting to give notice to the Securities and Exchange Commission (the "Commission") pursuant to Section 10A(b)(3) of the Securities Exchange Act of 1934 (the "Exchange Act").

        With respect to the resignation, we recognize that such decision is entirely within the discretion of KPMG. Nonetheless, we are disappointed that KPMG took this step so abruptly and without any interaction with the Company's Board of Directors. Indeed, the Board believed that was appropriate not only because of the relationship between KPMG and the Company, but also because KPMG had agreed it would review the Special Report and then, if there were further concerns, bring them to the attention of the Board. Instead, at a critical time for the Company, when its SEC filings are due, KPMG has put the Company in the position of starting over with another auditor. This is particularly troubling because the issues raised by the allegations of Illegal Acts have been known to KPMG for some time.

        More troubling is KPMG's assertion that the Board has not met its obligations under Section 10(A) of the Exchange Act. As you know, when the issue was first brought to the attention of the Board by KPMG as a Section 10(A) matter, the Board responded immediately. On July 18, 2002, the board of directors of the Company engaged the law firm of Gadsby Hannah LLP (the "Independent Investigator") to conduct an independent investigation in response to certain accusations that were made by Private Investment Bank Limited, Nassau, Bahamas ("PIBL") in a civil complaint, Case No. 02-04802 in the United States District Court for the Central District of California (the "PIBL Complaint"), that was filed by PIBL, on or about June 18, 2002, against the Company and certain other parties.(1) KPMG was allowed significant input into the selection process for the Independent Investigator since KPMG had raised concerns about certain of the allegations that were made in the PIBL Complaint. Although the Board of Directors of the Company also wanted clarification as to precisely what had occurred in the course of dealings with PIBL, the board decided that KPMG would have the right to choose the Independent Investigator from among several names submitted by the Company. Accordingly, at that point, KPMG expressed no reservations or concerns about the adequacy of the Board's response.

(1)
On or about June 14, 2002, the Company had previously filed a civil complaint, Case No. BC275773 in the Superior Court for the County of Los Angeles, against PIBL and certain other entities in connection with disputes concerning $70,000,000 of debentures that had been issued by the Company to PIBL, acting on behalf of certain clients of PIBL, on December 28, 2001.

        At the start of the investigation, KPMG was allowed to review and approve of the scope of the investigation. Indeed, such scope was specifically discussed with, and approved by, two KPMG partners, one of whom was the supervising audit partner. Thus, at the point that the Board formally gave the

Independent Investigator its instructions, KPMG expressed no concerns about the scope or nature of the proposed investigation.

        Once the Report was complete, the Board gave KPMG full access to the Report. Further, the Independent Investigator team met with KPMG to review the methodology, analysis, and findings of the Report and to answer all questions it had. At the conclusion of that meeting, KPMG was invited to address further questions or issues either with the Independent Investigator or with the Board. KPMG indicated it would consider the information provided and get back either to the Independent Investigator or to the Board. At no point during that meeting or thereafter until the Letter did KPMG indicate it had additional information that should be considered either by the Independent Investigator or to the Board. Instead, KPMG issued the Letter without any further communication to or discussion with the Independent Investigator or to the Board.

        Indeed, on July 29, 2002, the Board made another attempt to seek such information from KPMG. KPMG declined to disclose this "other information." As of this date, KPMG has not yet provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the Investigated Acts. Nor has it disclosed any basis or reasoning for its view of the nature or quality of the Special Investigation.

        Under these circumstances, it is apparent that KPMG has acted inappropriately. The entire purpose of Section 10(a) is to give a public company a chance to respond to the discovery of possibly illegal acts. For KPMG to deprive the Company of precisely the type of information it needs to determine the scope and nature of its response makes a mockery of both the letter and intention of the law. This is particularly striking when the initial response -the hiring of a qualified investigator - was deemed adequate and appropriate by KPMG and it concurred in the choice of investigator and the scope of the investigation. For KPMG to fail to come to the Board with any new concerns before going to the SEC deprives the Company of the opportunity to act the law intends and burdens the SEC.

        This problem is made more acute by the substance of the assertions made by KPMG. KPMG first asserts its dissatisfaction with the scope of the inquiry. As noted above, however, KPMG raised no such concerns either when the scope was first defined nor when the report was issued and discussed. Thus, both the board and the SEC are left in the dark as to what, if anything, KPMG believes should have been included but was not. Similarly, although it asserts that is has information not contained in the Report, KPMG has failed and continues to fail to bring that information to the attention of the Board of Directors, nor does has it disclosed the source or type of that information in a way that would let the board or its counsel conduct its own inquiry or even evaluate the importance of such "other information." One might well ask how the Board can be expected to take further steps based on information it does not have and KPMG will not disclose.

        Accordingly, it does not appear that KPMG has properly compiled with the requirements of Rule 10A of the Exchange Act. Such actions are inconsistent both with KPMG's obligation under the law, its contractual obligations and its obligations of due care. The result of this cavalier attitude towards such obligations has been significant damage to the company.

        Since KPMG's letter, the Company has reviewed on its own and with counsel whether it has taken the proper steps to respond to the allegations made in the PIBL Complaint. In its view, the Company has done so. At substantial expense it has retained an experienced firm to conduct an internal review. That firm has reviewed all documents it has requested, interviewed all Company persons it has requested who were required to cooperate by Board Resolution, and taken all steps it deemed necessary without any limitation by the Company. That firm has reached conclusions that the Board has no reason to question and, indeed, seem to be well supported. The Report addresses all matters raised by KPMG. Accordingly, the Board has taken all timely and appropriate Remedial Acts and contemplated by the statute, nor has KPMG identified any other Remedial Acts it would even suggest as appropriate, necessary, or even desirable.

        We recognize these are trying times for accounting firms in general, and even KPMG in particular. Nonetheless, they do not, in our view, justify KPMG's actions or insinuations. In short, it is the Company's view that any analysis of its responses and actions will meet the highest standards of probity and correctness, and are entirely consistent with its obligations both under all laws and regulations as well as its moral obligations as a public company.

        Your counsel has informed us that there are no facts or actions which could possibly cause KPMG to reconsider either its resignation or its allegations to the SEC. In our view, such intransigence is unfortunate. Nonetheless, we would ask you at least to reconsider your refusal to provide the information that is the basis of the Letter; surely the Company is entitled to information you gathered at the Company's expense which might be material to the Company's future actions.

                      Sincerely,

                      /s/ Evan Slavitt

                      Evan Slavitt

Appendix B

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 26, 2002

MED DIVERSIFIED, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	84-1037630 (I.R.S. employer identification number)

COMMISSION FILE NUMBER: 1-15587

200 BRICKSTONE SQUARE
SUITE 403
ANDOVER, MA 01810
(Address of principal executive offices and zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 323-2500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

        On July 26, 2002, the Board of Directors of Med Diversified, Inc. (the "Company") received a letter from KPMG LLP ("KPMG") pursuant to which KPMG resigned from its position as the independent auditors of the Company, effective immediately, and stated that it would not be issuing an auditor's report on the Company's consolidated financial statements for the fiscal year ended March 31, 2002. A copy of this letter is attached as Exhibit 99.1 and incorporated by reference to the original Current Report on Form 8-K filed August 2, 2002 (the "August 2nd Form 8-K").

        KPMG's report on the consolidated financial statements of the Company for the fiscal year ended March 31, 2001 contained a going concern qualification, but did not otherwise contain a disclaimer of opinion nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's review of the consolidated financial statements for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 did not result in any comment or discussion indicating that KPMG's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        The consolidated financial statements of the Company for the fiscal years ended March 31, 1999 and March 31, 2000 were audited by Arthur Andersen LLP ("Andersen"). Andersen reviewed the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2001, in connection with the relocation of the Company's finance department, on March 8, 2001, the Company dismissed Andersen as its independent accountant and selected KPMG to act as its independent accountant. The decision to change independent accountants from Andersen to KPMG was recommended by the Audit Committee and approved by the Board of Directors of the Company.

        Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended March 31, 2000 and March 31, 1999 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's review of the consolidated financial statements for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 did not result in any comment or discussion indicating that Andersen's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        In connection with the audit of the fiscal year ended March 31, 2000 and the subsequent interim period through March 8, 2001, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

        For the purposes of this Current Report on Form 8-K, the term "disagreements" is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        In connection with the audit of the fiscal year ended March 31, 2002 and the subsequent interim period through July 26, 2002, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, except in connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2002.

        The Company and KPMG have disagreed regarding the scope of an inquiry requested by the Board of Directors and KPMG regarding certain alleged activities that KPMG believes are likely illegal acts. Because of this, KPMG believes that (i) the alleged illegal acts could materially impact the consolidated financial statements to be issued and (ii) it is no longer able to rely on management's representations and is unwilling to be associated with the consolidated financial statements prepared by management. The Company disagrees with KPMG's conclusion, for the reasons set forth more fully in Exhibit 99.2 and 99.3 which are incorporated by reference to the August 2nd Form 8-K. Prior to July 26, 2002 and the submission of the resignation letter, KPMG did not give the Board of Directors an opportunity to discuss the subject matter of the disagreement with KPMG. The Company has authorized KPMG to respond fully to the inquiries of a successor accounting firm concerning the subject matter of the disagreement.

        During the period up to KPMG's resignation, KPMG did not provide the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the alleged illegal acts. KPMG did not disclose to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the alleged illegal acts. Although KPMG has been offered and given unlimited access to the Board of Directors of the Company and the special counsel that conducted the investigation of the relevant facts surrounding the alleged illegal acts (the "Independent Investigator"), KPMG has not met with the Board. KPMG has provided certain summary level information to the Independent Investigator regarding KPMG's concerns and the basis for its decisions subsequent to delivering its resignation letter on July 26, 2002.

        The report prepared by the Independent Investigator concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

        As a result of KPMG's resignation, the Company has not yet filed its Annual Report on Form 10-K for the year ended March 31, 2002, nor has the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. The Company has not yet determined whom it intends to appoint as its independent public accountants on a going forward basis. Upon making such appointment, the Company will file a subsequent Current Report on Form 8-K in accordance with the requirements of that form.

        On August 16, 2002 the Company received a copy of letter written by KPMG to the Securities and Exchange Commission (the "KPMG Response") responding to the disclosures made in Item 4 of the August 2nd Form 8-K. A copy of the KPMG Response is filed herewith as Exhibit 16.1.

        In that letter KPMG notes three exceptions to the Company's statements under Item 4 of the August 2nd Form 8-K. With respect to the statements in Item 1 in the KPMG Response, the Company notes that at an Audit Committee meeting on May 1, 2002, KPMG verbally addressed the Audit Committee regarding items noted in KPMG's September 20, 2001 letter. At that time KPMG noted a number of items listed in the September 20, 2001 letter had been remedied. KPMG also noted that certain divisions acquired by the Company during the fiscal year ended March 31, 2002 had adequate accounting controls and that the technology and pharmacy businesses that included information for the fiscal year ended March 31, 2001 were a much smaller component of the Company's current business activities. Based upon KPMG's verbal communication to the Audit Committee on May 1, 2002 and the Company's internal review, the Company believes that, with the exception of matters relating to the composition of the Audit Committee, the reportable events identified in KPMG's September 20, 2001 letter have been remedied.

        With respect to the statements in Item 2 in the KPMG Response, the Company has nothing to add to such statements by KPMG.

        With respect to the statements in Item 3 in the KPMG Response, based on the statements in subsections (i) and (ii) of Item 3, the Company recognizes that KPMG and the Company have differences of opinion that cannot be reconciled.

Item 5. Other Events.

        Not Applicable

Item 6. Resignations of Registrant's Directors.

        Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Not Applicable

          (b)  PRO FORMA FINANCIAL INFORMATION.

      Not Applicable

          (c)  EXHIBITS.

Exhibit Number	Description	Location
16.1	Letter from KPMG dated August 16, 2002.	Filed herewith electronically
99.1	Letter to the Board of Directors of the Registrant from KPMG LLP dated July 26, 2002.	Previously Filed
99.2	Letter to the Securities and Exchange Commission from the Registrant dated July 29, 2002.	Previously Filed
99.3	Letter to KPMG from Gadsby Hannah, dated July 30, 2002.	Previously Filed

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC. (Registrant)
Date: August 19, 2002	By:	/s/ FRANK P. MAGLIOCHETTI, JR. Frank P. Magliochetti, Jr. Chief Executive Officer

Exhibit 16.1

[LETTERHEAD OF KPMG]

August 16, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        We were previously principal accountants for Med Diversified, Inc. (formerly e-MedSoft.com, the "Company") and, under the date of July 23, 2001, we reported on the consolidated financial statements of Med Diversified, Inc. as of and for the year ended March 31, 2001, which report contained a separate paragraph stating "the Company has suffered recurring losses from operations, has negative working capital and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might arise from the outcome of this uncertainty." On July 26, 2002, we resigned as principal accountants for the Company. We have read Med Diversified, Inc.'s statements included under Item 4 of its Form 8-K dated August 2, 2002, and we agree with such statements as they relate to our firm for the period subsequent to our engagement as principal accountants except that:

  1.
  The Company has failed to disclose reportable events relating to material weaknesses and reportable conditions regarding internal control that were identified in conjunction with our audit of the March 31, 2001 financial statements and communicated to the Audit Committee in a letter dated September 20, 2001, as summarized below:

  a.
  The Company did not have an active Audit Committee and was not in compliance with certain rules of American Stock Exchange regarding audit committees.

  b.
  Deficient internal communications and co-ordination between departments resulted in accounting errors with respect to complex transactions entered into by the Company and in their untimely recording.

  c.
  Support for the Company's capitalization of software development costs under Statement of Financial Accounting Standards No. 86, "Accounting for Cost of Computer Software" was deficient.

  d.
  Due diligence in connection with certain acquisitions and other significant transactions entered into by the Company lacked adequate depth, and the finance department had only limited involvement in analysis, such that the Company was not adequately prepared to address various business demands arising from these transactions or to properly evaluate their accounting and financial reporting implications until some time after the transactions were consummated.

  e.
  The Company's Pharmacy Division did not maintain an Accounts Receivable sub-ledger to support the general ledger and did not reconcile balances on a timely basis.

  f.
  The Company was not utilizing a systematic method to review the adequacy of the allowance for doubtful accounts and, prior to adjustments arising from our March 2001 audit, the net realizable value of past-due receivables was materially overstated.

  g.
  The Company's preparation of monthly financial statements and identification of significant financial statement adjustments was not occurring on a timely basis.

    h.
    The Company was not utilizing formal financial and operating budgets and was not preparing formal cash flow forecasts.

    i.
    The Company was not reconciling its intercompany accounts on a regular basis and was not preparing timely bank reconciliations.

  2.
  With respect to the statements in the eighth and ninth paragraphs under Item 4 "regarding certain alleged illegal acts that KPMG believes are likely illegal acts" we agree with such statements to the extent that they are not inconsistent with the contents of our Letter to the Board of Directors of the Registrant from KPMG LLP dated July 26, 2002, included as Exhibit 99.1 to the Company's Form 8-K, except that we neither agree nor disagree with the Company's statement that it disagrees with KPMG's conclusion.

  3.
  With respect to the statements contained in Letter to the Securities and Exchange Commission from the Registrant dated July 29, 2002 and in Letter to KPMG from Gadsby Hannah, dated July 30, 2002, filed as Exhibits 99.2 and 99.3 to the Company's Form 8-K, respectively, we make no comment with regard to statements regarding beliefs, inferences, suppositions, conclusions or allegations regarding KPMG contained therein, because such statements are not pertinent to the information requirements of Item 304 of Regulation S-K, except to affirm that KPMG's actions were both timely and appropriate. With respect to other statements contained therein, KPMG agrees with such statements only to the extent that they are not inconsistent with the contents of our letter referred to above and included as Exhibit 99.1 to the Company's Form 8-K, except that we disagree with statements asserting or implying that (i) KPMG approved Gadsby Hannah as the "Independent Investigator", and (ii) KPMG approved the scope of the Investigation. KPMG had recommended that the Company conduct an independent investigation, but neither approved nor disapproved the appointment of Gadsby Hannah, rather, based on the information provided by the Company, KPMG informed the Company that Gadsby Hannah was acceptable. With respect to the scope of the Investigation, whereas KPMG did have discussions with the Board of Directors, certain Company officials and Gadsby Hannah regarding the objectives of the Investigation, KPMG was not involved in establishing or approving its scope, and thus was not involved in establishing or approving, for example, who would be interviewed, what questions would be raised or which documents would be examined.

Very truly yours,

PROXY—Med Diversified, Inc.
ANNUAL MEETING OF STOCKHOLDERS—DECEMBER 6, 2002
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE

        The undersigned shareholder(s) of Med Diversified, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s)                           and                           , and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03062, on December 6, 2002 at 10:00 a.m., or at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if present, would be entitled to vote.

1.
Election of Directors. To elect the persons named below to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are elected and have qualified.
All Nominees / /	Withhold Authority for Indicated Nominees / /

Nominees: Frank P. Magliochetti, Jr., John F. Andrews, Donald H. Ayers, Richard J. Boudreau, Gregory J. Simms.

TO WITHHOLD AUTHORITY FOR ANY NOMINEE(S), WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.

2.    Appointment of Auditors. To ratify the selection of Brown & Brown, LLP as independent auditors for the fiscal year ending March 31, 2003.

                                                                 / /    FOR                                                                  / /    AGAINST                                                                 / /     ABSTAIN

3.    Other Business. To transact such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

PLEASE SIGN AND DATE BELOW

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES ABOVE AND "FOR" THE APPOINTMENT OF BROWN & BROWN, LLP AS AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

        The undersigned hereby ratifies and confirms all the attorneys and Proxies, any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Annual Meeting. The undersigned acknowledges receipt of the Notice of said Annual Meeting and Proxy Statement accompanying said Notice.

Dated:

(Number of Shares)
(Please Print Name)/(Signature of Shareholder)
(Please Print Name)/(Signature of Shareholder)

(Please date this Proxy and sign your name(s) as it appear(s). Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.)
I (We) do / / do not / / expect to attend the Annual Meeting.

        This Proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any individual nominee and "FOR" the appointment of Brown & Brown, LLP as auditors.

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GENERAL INFORMATION
EXECUTIVE OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Compare Cumulative Total Return Among Med Diversified Inc. NASDAQ Market Index and Peer Group Index
CERTAIN RELATIONSHIPS
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
VOTING SECURITIES
OTHER BUSINESS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
Exhibit A
KPMG LETTER
SIGNATURES